UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.          )

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ELDORADO RESORTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ELDORADO RESORTS, INC.

100 West Liberty Street, Suite 1150

Reno, Nevada 89501

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Eldorado Resorts, Inc. to be held on Wednesday, June 20, 2018 at 9:00 a.m. local time, at the Eldorado Resort Casino, 345 North Virginia Street, Reno, Nevada 89501.

The accompanying Notice of Annual Meeting and Proxy Statement describe the business to be conducted at the meeting. There will be a brief report on the current status of our business.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the Notice of Annual Meeting and Proxy Statement, please complete, sign and date your proxy ballot, and return it in the envelope provided.

On behalf of the officers and directors of Eldorado Resorts, Inc., I thank you for your interest in the Company and hope that you will be able to attend our Annual Meeting.

For the Board of Directors,

GARY L. CARANO
Chairman of the Board of Directors
[ ], 2018

ELDORADO RESORTS, INC.

100 West Liberty Street, Suite 1150

Reno, Nevada 89501

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Eldorado Resorts, Inc. will be held on Wednesday, June 20, 2018 at 9:00 a.m. local time, at the Eldorado Resort Casino, 345 North Virginia Street, Reno, Nevada 89501, for the following purposes:

1.

To elect the nine (9) director nominees of the Board of Directors of the Company, each to serve as directors of the Company until the 2019 annual meeting of stockholders, or until the earlier of their resignation or until their respective successors shall have been duly elected and qualified;

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm;
3.	To approve and adopt an amendment to the restated certificate of incorporation to increase the authorized number of shares of common stock;
4.	To hold an advisory vote to approve the compensation of the Company’s named executive officers; and
5.	To transact such other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

Stockholders entitled to notice of, and to vote at, the meeting will be determined as of the close of business on April 23, 2018, the record date fixed by the Board of Directors for such purposes. A list of these stockholders is available at the corporate offices of the Company and will be available at the Annual Meeting.

If you plan to attend the Annual Meeting, please bring photo identification. If your shares are held in the name of a broker or other nominee, please bring with you a letter (and a legal proxy if you wish to vote your shares) from the broker or nominee confirming your ownership as of the record date. For directions to the Annual Meeting, please contact Investor Relations by telephone at 775‑328‑0112 or visit our website at www.eldoradoresorts.com.

By order of the Board of Directors

Edmund L. Quatmann, Jr., Secretary

[       ], 2018

Please sign the enclosed proxy and return it promptly in the enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 20, 2018: The Company’s Proxy Statement and Fiscal Year 2017 Annual Report to Stockholders are available at http://www.proxyvote.com.

TABLE OF CONTENTS

PROXY STATEMENT	1
PROPOSAL 1 ELECTION OF DIRECTORS	2
Nominees for Directors	3
Corporate Governance	6
Audit Committee	6
Compensation Committee	6
Nominating and Governance Committee	7
Compliance Committee	7
Compensation Committee Interlocks and Insider Participation	8
Stockholder Communications	8
Board Leadership Structure and Risk Oversight	8
Audit Committee Financial Expert	8
Code of Ethics	8
Stock Ownership of Certain Beneficial Owners and Management	9
Section 16(a) Beneficial Ownership Reporting Compliance	10
Director Compensation	10
Transactions with Related Persons	11
Executive Compensation	13
Compensation Discussion & Analysis	13
How We Determine Compensation	17
Role of the Compensation Committee	17
Role of Management in Compensation Decisions	18
Determination of CEO Pay	18
Peer Companies and Competitive Benchmarking	18
Employment Agreements	23
Other Compensation	23
Equity Grant Practices	23
Tax and Accounting Treatment of Compensation	23
Compensation Committee Report	25
Summary Compensation Table	26
Grant of Plan Based Awards Table	27
Outstanding Equity Awards at Fiscal Year‑End Table	29
Option Exercises and Stock Vested Table	30
Potential Payments upon Termination or Change in Control Table	30
Chief Executive Officer Pay Ratio	32
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	33
Report of the Audit Committee	34
PROPOSAL 3 APPROVAL AND ADOPTION OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK	35
PROPOSAL 4 ADVISORY VOTE TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS	36
OTHER MATTERS	37
Stockholder Proposals for Next Meeting	37
Notice Regarding Abandoned Property Law of New York State	37
Information Accompanying this Proxy Statement	37

i

ELDORADO RESORTS, INC.

100 West Liberty Street, Suite 1150

Reno, Nevada 89501

(775) 328‑0100

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Eldorado Resorts, Inc. for use at the Annual Meeting of Stockholders to be held on June 20, 2018.

A copy of our annual report with financial statements for the year ended December 31, 2017 is enclosed. This proxy statement and form of proxy are to be first sent to stockholders on or about the date stated on the accompanying Notice of Annual Meeting of Stockholders.

Record Date.  Only stockholders of record as of the close of business on April 23, 2018 will be entitled to notice of and to vote at the meeting and any postponement or adjournments thereof. As of April 23, 2018, [        ] shares of our common stock were issued and outstanding. Each share outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person.

Revocation of Proxies.  Any stockholder giving a proxy has the right to revoke it at any time before it is exercised by written notice to the Secretary of Eldorado Resorts, Inc. or by submission of another proxy bearing a later date. In addition, stockholders of record attending the meeting may revoke their proxies at any time before they are exercised.

Quorum.  A majority of the shares of our common stock entitled to vote at the Annual Meeting, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Shares of our common stock represented in person or by proxy (including shares which abstain, broker non‑votes and shares that are not voted with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Required Vote.  With respect to Proposal 1 (election of directors), stockholders may vote FOR all or some of the nominees or stockholders may vote WITHHOLD with respect to one or more of the nominees. The affirmative vote of the holders of a plurality of the shares represented at the meeting in person or by proxy and entitled to vote thereon is required to elect a director. A vote to WITHHOLD will have the effect of a negative vote.

With respect to Proposal 2 (ratification of Ernst & Young LLP as our independent registered public accounting firm), and Proposal 4 (advisory vote to approve the compensation of the Company’s named executive officers), stockholders may vote FOR, AGAINST or ABSTAIN. Approval of Proposals 2 and 4 requires the affirmative vote of a majority of shares represented at the meeting in person or by proxy and entitled to vote thereon. A vote to ABSTAIN will have the effect of a negative vote.

With respect to Proposal 3 (approve and adopt an amendment to the certificate of incorporation to increase the authorized number of shares of common stock), stockholders may vote FOR, AGAINST or ABSTAIN. Approval of Proposal 3 requires the affirmative vote of the majority of the voting power of the outstanding shares of our common stock as of the record date. A vote to ABSTAIN will have the effect of a negative vote.

We know of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, then the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person signing the proxy would be entitled to vote. At the date of this proxy statement, we do not anticipate that any other matters will be raised at the Annual Meeting.

Broker Non‑Votes.  A broker non‑vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have discretion to direct the voting of the shares.

Brokers have discretionary authority to vote on Proposal 2 (ratification of Ernst & Young LLP as our independent registered public accounting firm), and therefore no broker non‑votes are expected in connection with Proposal 2.

Brokers do not have discretionary authority to vote on Proposal 1 (election of directors), Proposal 3 (approve and adopt an amendment to the certificate of incorporation to increase the authorized number of shares of common stock) or Proposal 4 (advisory vote to approve the compensation of the Company’s named executive officers) and therefore there may be broker non‑votes with respect to Proposals 1, 3 and 4. Broker non‑votes will not affect the outcome of the vote on Proposals 1 and 4 and will not be counted in determining the number of shares necessary for approval of such proposals. Proposal 3 requires the affirmative vote of the majority of the voting power of the outstanding shares of our common stock as of the record date and broker non-votes will have the same effect as a vote against Proposal 3.

Method and Expenses of Solicitation.  Proxies may also be solicited personally and by telephone or facsimile or other electronic means by our regular employees, without any additional remuneration. The cost of soliciting proxies will be borne by us. We will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of stock held of record by such persons, and we will reimburse such persons for their reasonable out‑of‑pocket expenses in forwarding solicitation material.

Copies of Proxy Materials.  As permitted by the Securities and Exchange Commission, we are furnishing to stockholders our Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report primarily over the internet. On or about [      ], 2018, we will mail to each of our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the internet, and how to access the Proxy Card to vote on the internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the notice, then you will not receive a paper copy of the proxy materials unless you request one.

Stockholders of Record.  If your shares are registered in your own name, you may request paper copies of the proxy materials by following the instructions contained in the notice. Stockholders who have already made a permanent election to receive paper copies of the proxy materials will receive a full set of the proxy documents in the mail.

Beneficial Stockholders.  If your shares are not registered in your name, you should receive written instructions on how to request paper copies of the proxy materials from your bank or broker. We recommend that you contact your bank or broker if you do not receive these instructions.

Attendance at the Annual Meeting.  Attendance at the Annual Meeting will be limited to stockholders as of the record date, their authorized representatives and our guests.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting to be held on June 20, 2018, our stockholders are being asked to elect directors, each of whom will serve until the next annual meeting of stockholders or until his successor has been elected and qualified, or until his earlier resignation or removal. All of the nominees were designated as directors at the last annual meeting of stockholders.

Directors will be elected by the affirmative vote of the holders of a plurality of the shares represented in person or by proxy at the meeting. Stockholders may not vote their shares cumulatively in the election of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Any stockholder submitting a proxy has the right to withhold authority to vote for an individual nominee to the Board of Directors (the “Board”) by writing that nominee’s name in the space provided on the proxy. Shares represented by all proxies received by us and not marked to withhold authority to vote for any individual director or for all directors will be voted FOR the election of all of the nominees named below. If for any reason any nominee is unable to accept the nomination or to serve as a director, an event not currently anticipated, the persons named as proxies reserve the right to exercise their discretionary authority to nominate someone else or to reduce the number of management nominees to such extent as the persons named as proxies may deem advisable.

Nominees for Directors

Gary L. Carano, Bonnie Biumi, Frank J. Fahrenkopf Jr., James B. Hawkins, Gregory J. Kozicz, Michael E. Pegram, Thomas R. Reeg, David P. Tomick and Roger P. Wagner have been nominated to serve as directors by our Board of Directors, based upon the recommendation of the Company’s Nominating & Governance Committee. Pursuant to the terms of the merger agreement entered into in connection with the merger of the Company and Isle of Capri Casinos, Inc. (“Isle” or “Isle of Capri”), the Company agreed to take all actions necessary to expand the Board from seven directors to nine directors and appoint two members of the board of directors of Isle of Capri mutually agreed upon by the Company and Isle of Capri to fill the newly created vacancies and to use its reasonable best efforts to cause each such person to be re-elected to the Board at each of the two annual meetings of stockholders of the Company occurring after the closing of the merger with Isle of Capri. Ms. Biumi and Mr. Kozicz, who were members of the board of directors of Isle of Capri prior to the consummation of the merger, were appointed to the Board upon consummation of the merger on May 1, 2017.

The following table sets forth certain information regarding the nominees.

Name	Age	Position and Office Held
Gary L. Carano	66	Chairman of the Board; Chief Executive Officer
Bonnie Biumi(1)	56	Director
Frank J. Fahrenkopf(2)(4)	78	Director
James B. Hawkins(1)(3)	62	Director
Gregory J. Kozicz(3)	56	Director
Michael E. Pegram(1)(2)(3)	66	Director
Thomas R. Reeg	46	Director; President; Chief Financial Officer
David P. Tomick(1)(4)(5)	66	Director
Roger P. Wagner(3)(4)	70	Director

(1)	Member of the Audit Committee
(2)	Member of the Compliance Committee
(3)	Member of the Compensation Committee
(4)	Member of the Nominating & Governance Committee
(5)	Lead Independent Director

The following briefly describes the business experience and educational background of each nominee for director and details the Board’s reasons for selecting each nominee for service on the Board.

Gary L. Carano, 66, has served as the chairman of the board of directors and the Chief Executive Officer of Eldorado Resorts, Inc. and its subsidiaries since September 2014. Previously, Mr. Gary L. Carano served as President and Chief Operating Officer of Eldorado Resorts LLC from 2004 to September 2014, and as President and Chief Operating Officer of Eldorado HoldCo LLC from 2009 to September 2014. Mr. Gary L. Carano served as the General Manager and Chief Executive Officer of the Silver Legacy Resort Casino from its opening in 1995 to September 2014. Mr. Gary L. Carano serves on the board of directors of Recreational Enterprises, Inc., a stockholder of the Company. Mr. Gary L. Carano has served on a number of charitable boards and foundations in the state of Nevada. Mr. Gary L. Carano holds a Bachelor’s degree in Business Administration from the University of Nevada, Reno. In May 2012, Silver Legacy filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Nevada. Silver Legacy emerged from its Chapter 11 reorganization proceedings in November 2012. Mr. Gary L. Carano has been selected to serve as director because of his extensive experience in the gaming and hospitality industry and because of his familiarity with the business of Eldorado Resorts, Inc. Gary L. Carano is Anthony L. Carano’s father.

Bonnie Biumi, 56, was a director of Isle of Capri from October 2012 until May 1, 2017, at which time she was appointed to the Board of Directors in accordance with the provisions of the merger agreement with Isle of Capri. Ms. Biumi was President and Chief Financial Officer from 2007 to 2012 of Kerzner International Resorts, a developer, owner and operator of destination resorts, casinos and hotels. Previously, she held senior level financial positions at NCL Corporation, Ltd., Royal Caribbean Cruises, Ltd., Neff Corporation, Peoples Telephone Company, Inc. and Price Waterhouse. Ms. Biumi was a member of the board of directors of Home Properties, Inc., a publicly-traded company, from October 2013 to October 2015, and she is currently a member of the board of directors of Retail Properties of America, Inc., a publicly-traded company, where she serves as a member of the audit committee and chair of the compensation committee. She is a Certified Public Accountant. Ms. Biumi has been selected to serve as a director because of her extensive experience in corporate finance and accounting, investor relations, capital and strategic planning, mergers and acquisitions, as well as her service on the boards of other public companies. Ms. Biumi brings to the Board of Directors important perspectives with respect to leadership, financial and risk management.

Frank J. Fahrenkopf, 78, has served as a director of the Company since September 2014. He served as President and Chief Executive Officer of the American Gaming Association (“AGA”), an organization that represents the commercial casino‑entertainment industry by addressing federal legislation and regulatory issues, from 1995 until June 2013. At the AGA, Mr. Fahrenkopf was the national advocate for the commercial casino industry and was responsible for positioning the AGA to address regulatory, political and educational issues affecting the gaming industry. Mr. Fahrenkopf is currently co‑chairman of the Commission on Presidential Debates, which he founded and which conducts debates among presidential candidates. He serves as a board member of the International Republican Institute, which he founded. He also founded the National Endowment for Democracy, where he served as Vice Chairman and a board member from 1983 to 1992. Mr. Fahrenkopf served as chairman of the Republican National Committee from 1983 to 1989. Prior to his role at AGA, Mr. Fahrenkopf was a partner at Hogan & Hartson, where he regularly represented clients before the Nevada gaming regulatory authorities. Mr. Fahrenkopf served as the first Chairman of the American Bar Association Committee on Gaming Law and was a founding Trustee and President of the International Association of Gaming Attorneys. Mr. Fahrenkopf also sits on the board of directors of 12 NYSE‑listed public companies: First Republic Bank, Gabelli Equity Trust, Inc., Gabelli Utility Trust, Gabelli Global Multimedia Trust, Gabelli Dividend and Income Trust, Gabelli Gold and Natural Resources, Gabelli Small & Midcap Value Fund, Gabelli Goanywhere Trust, Gabelli Natural Resources, Gold & Income Trust, Gabelli NextShares Trust, Bankcroft Fund, and Ellsworth Growth & Income Trust. He is a graduate of the University of Nevada, Reno and holds a Juris Doctor from the University of California Berkeley School of Law. Mr. Fahrenkopf has been selected to serve as a director because of his extensive knowledge of gaming regulatory matters, his relevant legal experience and his experience as a director of many organizations.

James B. Hawkins, 62, has served as a director of the Company since September 2014. Mr. Hawkins has served as Chief Executive Officer and on the board of directors of Natus Medical Inc. (“Natus”) since April 2004 and as President of Natus since June 2013. He also previously served as President of Natus from April 2004 to January 2011. Mr. Hawkins currently serves as a director of OSI Systems, a publicly traded company that develops and markets security and inspection systems and previously served as a director of Digirad Corporation, a publicly traded company that provides diagnostic solutions in the science of imaging from June 2012 until December 2014, and as a director of Iradimed Corporation, a publicly traded company that provides non-magnetic intravenous infusion pump systems from 2005 until June 2016. Prior to joining Natus, Mr. Hawkins was President, Chief Executive Officer and on the board of directors of Invivo Corporation, a developer and manufacturer of vital sign monitoring equipment, and its predecessor, from 1985 until 2004, and as Secretary from 1986 until 2004. Mr. Hawkins earned a Bachelor’s degree in Business Commerce from Santa Clara University and an MBA from San Francisco State University. Mr. Hawkins has been selected to serve as a director because of his extensive experience in executive management oversight and as a director of multiple publicly traded companies.

Gregory J. Kozicz, 56, was a director Isle of Capri from January 2010 to May 1, 2017, at which time he was appointed to our Board of Directors in accordance with the provisions of the merger agreement with Isle of Capri. Mr. Kozicz is president and chief executive officer of Alberici Corporation, a St. Louis-based diversified construction, engineering and steel fabrication company, and Alberici Constructors Inc., a wholly-owned subsidiary of Alberici Corporation. He also served on the Eighth District Real Estate Industry Council of the Federal Reserve Bank of St. Louis from 2006-2016. He has served as president and chief executive officer of Alberici Corporation and Alberici Constructors since 2005 and June 2004, respectively. Prior to his current roles, Kozicz was president of Alberici Constructors Ltd. (Canada). Before joining Alberici in 2001, Kozicz served as a corporate officer and divisional president for Aecon, a publicly-traded construction, engineering and fabrication company. Mr. Kozicz has been selected to serve as a director because he brings extensive experience in the areas of construction, corporate leadership and executive management. Mr. Kozicz has served in various leadership roles and brings important perspectives to the Board of Directors particularly in the area of both private and public companies.

Michael E. Pegram, 66, has served as a director of the Company since September 2014. Mr. Pegram has been a partner in the Carson Valley Inn in Minden, Nevada since June 2009 and a partner in the Bodines Casino in Carson City, Nevada since January 2007. Mr. Pegram has more than thirty years of experience owning and operating twenty‑five successful McDonald’s franchises. Mr. Pegram currently serves as a director of, and is the former Chairman of, the Thoroughbred Owners of California and has been the owner of a number of racehorses, including 1998 Kentucky Derby and Preakness Stakes winner, Real Quiet, 2010 Preakness Stakes winner, Lookin at Lucky, 1998 Breeders’ Cup Juvenile Fillies winner and 1999 Kentucky Oaks winner, Silverbulletday, 2001 Dubai World Cup winner, Captain Steve, and the 2007 and 2008 Breeders’ Cup Sprint winner, Midnight Lute. Additionally, Mr. Pegram has served as a director of Skagit State Bancorp since 1996. Mr. Pegram has been selected to serve as a director because of his extensive experience in the horse racing industry and as an investor, business owner, and director of various companies.

David P. Tomick, 66, has served as a director of the Company since September 2014. Mr. Tomick co‑founded Securus, Inc., a company involved in the GPS monitoring and Personal Emergency Response business, and served as its Chief Financial Officer from 2008 to 2010 and as its Chairman from 2010 to March 2015. From 1997 to 2004 Mr. Tomick was Executive Vice President and Chief Financial Officer of SpectraSite, Inc., a NYSE‑listed, wireless tower company. Mr. Tomick was, from 1994 to 1997, the Chief Financial Officer of Masada Security, a company involved in the security monitoring business and, from 1988 to 1994, the Vice President‑Finance of Falcon Cable TV, where he was responsible for debt management, mergers and acquisitions, equity origination and investor relations. Prior to 1988, he managed a team of corporate finance professionals focusing on the communications industry for The First National Bank of Chicago. Mr. Tomick currently serves on the board of directors of Gryppers, Inc., Autocam Medical and First Choice Packaging and has served on the board of directors of the following organizations: Autocam Corporation, NuLink Digital and TransLoc, Inc. Mr. Tomick received his bachelor’s degree from Denison University and a masters of business administration from The Kellogg School of Management at Northwestern University. Mr. Tomick has been selected to serve as a director because of his financial and management expertise and his extensive experience with respect to raising capital, mergers and acquisitions, corporate governance and investor relations.

Roger P. Wagner, 70, has served as a director of the Company since September 2014 and was a member of the board of directors of MTR Gaming Group, Inc. (“MTR”) from July 2010 to September 2014. Mr. Wagner has over forty years of experience in the gaming and hotel management industry. Mr. Wagner was a founding partner of House Advantage, LLC, a gaming consulting group that focuses on assisting gaming companies in improving market share and bottom line profits. Mr. Wagner served as Chief Operating Officer for Binion Enterprises LLC from 2008 to 2010, assisting Jack Binion in identifying gaming opportunities. From 2005 to 2007, Mr. Wagner served as Chief Operating Officer of Resorts International Holdings. Mr. Wagner served as President of Horseshoe Gaming Holding Corp. from 2001 until its sale in 2004 and as its Senior Vice President and Chief Operating Officer from 1998 to 2001. Prior to joining Horseshoe, Mr. Wagner served as President of the development company for Trump Hotels & Casino Resorts from 1996 to 1998, President and Chief Operating Officer of Trump Castle Casino Resort from 1991 to 1996 and President and Chief Operating Officer of Claridge Casino Hotel from 1983 to 1991. Prior to his employment by Claridge Casino Hotel, he was employed in various capacities by the Edgewater Hotel Casino, Sands Hotel Casino, MGM Grand Casino—Reno, Frontier Hotel Casino and Dunes Hotel Casino. Mr. Wagner holds a Bachelor of Science from the University of Nevada Las Vegas in Hotel Administration. Mr. Wagner has been selected to serve as a director because of his extensive experience in the gaming and hospitality industry and because of his familiarity with the business of MTR.

Thomas R. Reeg, 46, has served as a director of the Company since September 2014 and served as a member of Eldorado Resorts LLC’s board of managers from December 2007 to September 2014. Mr. Reeg was named Chief Financial Officer of the Company and its subsidiaries in March 2016 in addition to serving as President of the Company and its subsidiaries since September 2014 and served as Senior Vice President of Strategic Development for Resorts from January 2011 to September 2014. From September 2005 to November 2010, Mr. Reeg was a Senior Managing Director and founding partner of Newport Global Advisors L.P., which is an indirect stockholder of the Company. Mr. Reeg was a member of the executive committee of Silver Legacy (which is the governing body of Silver Legacy) from August 2011 through August 2014. Mr. Reeg was a member of the board of managers of NGA HoldCo, LLC, which is a stockholder of the Company, from 2007 through 2011 and served on the board of directors of Autocam Corporation from 2007 to 2010. Mr. Reeg serves on the board of directors of Recreational Enterprises, Inc., a stockholder of the Company. From 2002 to 2005 Mr. Reeg was a Managing Director and portfolio manager at AIG Global Investment Group (“AIG”), where he was responsible for co‑management of the high‑yield mutual fund portfolios. Prior to his role at AIG, Mr. Reeg was a senior high‑yield research analyst covering various sectors, including the casino, lodging and leisure sectors, at Bank One Capital Markets. Mr. Reeg holds a Bachelor of Business Administration in Finance from the University of Notre Dame and is a Chartered Financial Analyst. Mr. Reeg has been selected to serve as a director because of his extensive financial experience and his familiarity with the business of Eldorado Resorts, Inc.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE FOR THEIR ELECTION AS DIRECTORS.

Corporate Governance

For a director to be considered independent, the director must meet the bright line independence standards under the listing standards of The NASDAQ Stock Market, Inc. (“NASDAQ”) and the Board must affirmatively determine that the director has no material relationship with us, directly, or as a partner, stockholder or officer of an organization that has a relationship with us. The Board determines director independence based on an analysis of the independence requirements of the NASDAQ listing standards. In addition, the Board will consider all relevant facts and circumstances in making an independence determination. The Board also considers all commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other business relationships any director may have with us. The Board has determined that the following seven directors satisfy the independence requirements of NASDAQ: Bonnie Biumi, Frank J. Fahrenkopf, James B. Hawkins, Gregory J. Kozicz, Michael E. Pegram, David P. Tomick and Roger P. Wagner.

The Board held five (5) meetings and acted two (2) times by written consent during the year ended December 31, 2017. Each current director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees of which he was a member (from the time of the appointment to such committee) during such year.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee our corporate accounting and financial reporting processes and audits of our financial statements. Ms. Biumi and Messrs. Hawkins, Pegram, and Tomick, all of whom are independent directors, make up the Board’s Audit Committee. Mr. Tomick is Chairperson of the Audit Committee. During the year ended December 31, 2017, the Audit Committee held six (6) meetings. The Audit Committee’s responsibilities are discussed in a written charter adopted by the Board of Directors. The Audit Committee charter is available on our Internet website at ir.eldoradoresorts.com under “Governance—Governance Documents.” Our website and information contained on it or incorporated in it are not intended to be incorporated in this Proxy Statement or our other filings with the Securities and Exchange Commission.

Compensation Committee

Messrs. Hawkins, Kozicz, Pegram, and Wagner currently make up the Board’s Compensation Committee.  Mr. Kozicz was appointed to the Board as a member of the Compensation Committee upon consummation of the merger with Isle of Capri.  The Board has determined that each of Messrs. Hawkins, Kozicz, Pegram and Wagner meet the NASDAQ independence requirements.  Mr. Wagner serves as Chairperson of the Compensation Committee and held this role during all of 2017.  The Compensation Committee’s responsibilities are outlined in a written charter adopted by the Board of Directors. The Compensation Committee charter is available on our Internet website at ir.eldoradoresorts.com under “Governance—Governance Documents.”

The Compensation Committee makes recommendations with respect to salaries, bonuses, restricted stock, and deferred compensation for our executive officers as well as the policies underlying the methods by which we compensate our executives. During the year ended December 31, 2017, the Compensation Committee held five (5) meetings. Except as otherwise delegated by the Board of Directors or the Compensation Committee, the Compensation Committee acts on behalf of the Board with respect to compensation matters. The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated Compensation Committee members to perform certain of its duties on its behalf, including, to the extent permitted by applicable law, the delegation to a subcommittee of one director the authority to grant stock options and equity awards. The Compensation Committee reviews the recommendations of our CEO with respect to individual elements of the total compensation of our executive officers (other than the CEO) and key management.

Compensation Policies and Risk Management.  It is the responsibility of the Compensation Committee to review our compensation policies and practices in the context of their potential encouragement of excessive risk‑taking behavior. We believe that any risks arising from our current compensation policies and practices are not reasonably likely to have a material adverse effect on us. As described in the section entitled “Compensation Discussion and Analysis” below, we continue to review and develop our compensation policies with the objective of ensuring that management incentives promote disciplined, sustainable achievement of our long‑term goals.

Nominating and Governance Committee

Our Nominating and Governance Committee currently includes independent directors Messrs. Fahrenkopf, Tomick, and Wagner, with Mr. Fahrenkopf as Chairperson. The Nominating and Governance Committee’s responsibilities are discussed in a written charter adopted by the Board of Directors. The Nominating and Governance Committee charter is available on our Internet website at ir.eldoradoresorts.com under “Governance—Governance Documents.” Our Board of Directors has determined that each of the members of the Nominating and Governance Committee is “independent” within the meaning of the general independence standards in the listing standards of NASDAQ. During the year ended December 31, 2017, the Nominating and Governance Committee held two (2) meetings. The primary purposes and responsibilities of the Nominating and Governance Committee are to (1) identify and vet individuals qualified to become directors, consistent with the criteria approved by our Board of Directors set forth in the Nominating and Governance Committee Charter, (2) nominate qualified individuals for election to the Board of Directors at the next annual meeting of stockholders, and (3) in consultation with the Chairperson of the Board, review the operational relationship of the various committees of the Board as set forth in the Nominating and Governance Committee Charter.

Director Candidate Recommendations and Nominations by Stockholders.  The Nominating and Governance Committee’s Charter provides that the Nominating and Governance Committee will consider director candidate nominations by stockholders. In evaluating nominations received from stockholders, the Nominating and Governance Committee will apply the same criteria and follow the same process set forth in the Nominating and Governance Committee Charter as it would with its own nominations.

Nominating and Governance Committee Process for Identifying and Evaluating Director Candidates.  The Nominating and Governance Committee identifies and evaluates all director candidates in accordance with the director qualification standards described in the Nominating and Governance Committee Charter. In identifying candidates, the Nominating and Governance Committee has the authority to engage and terminate any third‑party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm. The Nominating and Governance Committee evaluates any candidate’s qualifications to serve as a member of our Board based on the totality of the merits of the candidate and not based on minimum qualifications or attributes. In evaluating a candidate, the Nominating and Governance Committee takes into account the background and expertise of individual Board members as well as the background and expertise of our Board as a whole. In addition, the Nominating and Governance Committee evaluates a candidate’s independence and his or her background and expertise in the context of our Board’s needs. The Nominating and Governance Committee Charter requires that the Nominating and Governance Committee ascertain that each nominee has: (i) demonstrated business and industry experience that is relevant to us; (ii) the ability to meet the suitability requirements of all relevant regulatory agencies; (iii) freedom from potential conflicts of interest with us and independence from management with respect to independent director nominees; (iv) the ability to represent the interests of stockholders; (v) the ability to demonstrate a reasonable level of financial literacy; (vi) the availability to work with us and dedicate sufficient time and energy to his or her board duties; (vii) an established reputation for good character, honesty, integrity, prudent business skills, leadership abilities as well as moral and ethical bearing; and (viii) the ability to work constructively with our other directors and management. The Nominating and Governance Committee may also take into consideration whether a candidate’s background and skills meet any specific needs of the Board that the Nominating and Governance Committee has identified and will take into account diversity in professional and personal experience, background, skills, race, gender and other factors of diversity that it considers relevant to the needs of the Board.

Compliance Committee

As a publicly traded corporation registered with and licensed by multiple regulatory bodies and as required by the Nevada Gaming Commission and the Mississippi Gaming Commission, we maintain a Compliance Committee which implements and administers our Compliance Plan. The Compliance Committee’s duties include investigating key employees, vendors of goods and services, sources of financing, consultants, lobbyists and others who wish to do substantial business with us or our subsidiaries and making recommendations to our management concerning suitability. Our Compliance Committee currently includes independent directors Messrs. Fahrenkopf and Pegram, and non‑director members A.J. “Bud” Hicks (who serves as the chairperson and an independent member of the Committee), Anthony L. Carano, Stephanie Lepori and Jeffrey Hendricks (who serves as the Compliance Officer). Mr. Edmund Quatmann, Jr. also serves as an ex-officio member of the Committee. Messrs. Hendricks and Quatmann joined the Compliance Committee after our merger with Isle on May 1, 2017. The Compliance Committee held four (4) meetings in 2017.

Compensation Committee Interlocks and Insider Participation

The current members of our Compensation Committee are Messrs. Hawkins, Pegram, Wagner and Kozicz, each of whom is an independent director. No member of the Compensation Committee is, or during 2017 was, or has previously been, an officer or employee of us or our subsidiaries. During 2017, no member of the Compensation Committee had any direct or indirect material interest in a transaction or a business relationship with us that would require disclosure under the rules of the SEC relating to disclosure of related party transactions. In 2017, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on our Board or the Compensation Committee.

Stockholder Communications

Stockholders may communicate with the Board of Directors by sending written correspondence to the Chairman of the Nominating and Governance Committee at the following address: Eldorado Resorts, Inc., 100 West Liberty St., Suite 1150, Reno, NV 89501, Attention: Corporate Secretary. The Chairman of the Nominating and Governance Committee and his or her duly authorized representatives shall be responsible for collecting and organizing stockholder communications. Absent a conflict of interest, the Corporate Secretary is responsible for evaluating the materiality of each stockholder communication and determining whether further distribution is appropriate, and, if so, whether to (i) the full Board, (ii) one or more Board members and/or (iii) other individuals or entities.

Board Leadership Structure and Risk Oversight

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, since the Board believes it is in our best interests and the best interests of our stockholders, to make that determination based on the position and direction of our company and the composition of the Board. We believe this structure facilitates independent oversight of management while fostering effective communication between our management and the Board. The roles of Chief Executive Officer and Chairman of the Board are currently combined and held by Mr. Gary L. Carano.

Our senior management is responsible for the day‑to‑day assessment and management of our risks, and our Board is responsible for oversight of our enterprise risk management in general. The risks facing us include risks associated with our financial condition, liquidity, operating performance, ability to meet our debt obligations and regulations applicable to our operations and compliance therewith. The Board’s oversight is primarily managed and coordinated through Board committees. Our Audit Committee oversees risk management with respect to our significant financial and accounting policies as well as the effectiveness of management’s processes that monitor and manage key business risks, and the Compliance Committee is responsible for overseeing risks associated with our gaming activities and regulatory compliance. Additionally, the Compensation Committee oversees risks related to compensation policies. The Audit, Compensation and Compliance Committees report their findings to the full Board. In addition, at its meetings, the Board discusses risks that we face, including those management has highlighted as the most relevant risks. Furthermore, the Board’s oversight of enterprise risk involves assessment of the risk inherent in our long‑term strategies, as well as other matters brought to the attention of the Board. We believe that the structure and experience of our Board allows our directors to provide effective oversight of risk management. The Board recognizes that it is our responsibility and the responsibility of our management to identify and attempt to mitigate risks that could cause significant damage to our business or stockholder value.

Audit Committee Financial Expert

The Securities and Exchange Commission adopted a rule requiring disclosure concerning the presence of at least one “audit committee financial expert” on audit committees. Our Board has determined that Mr. Tomick qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission and that Mr. Tomick is independent, as independence for Audit Committee members is defined pursuant to the applicable NASDAQ listing requirements.

Code of Ethics

We have adopted a code of ethics and business conduct applicable to all directors and employees, including the chief executive officer, chief financial officer and principal accounting officer. The code of ethics and business conduct is posted on our website, ir.eldoradoresorts.com under “Governance—Governance Documents” and a printed copy will be delivered on request by writing to the Corporate Secretary at Eldorado Resorts, Inc., c/o Corporate Secretary, 100 West Liberty Street,

Suite 1150, Reno, Nevada, 89501. We intend to satisfy the disclosure requirement regarding certain amendments to, or waivers from, provisions of our code of ethics and business conduct by posting such information on our website.

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 4, 2018, the ownership of the presently issued and outstanding shares of our common stock by persons known by us to be a beneficial owner of 5% or more of such stock, and the ownership of such stock by our named executive officers and directors, individually and as a group. Unless otherwise indicated, the address for each of the stockholders listed below is c/o 100 West Liberty Street, Suite 1150, Reno, Nevada, 89501.

Name	Amount and Nature of Beneficial Ownership	Percentage of Class
Recreational Enterprises, Inc.(1)	11,129,867	14.41%
FMR LLC (2)	8,469,148	10.96%
PAR Investment Partners, L.P.(3)	7,474,779	9.68%
The Vanguard Group, LLC(4)	4,399,663	5.70%
Gary L. Carano(5)	327,800	*
Bonnie Biumi(6)(11)	14,612	*
Frank J. Fahrenkopf(7)	38,832	*
James B. Hawkins(8)	103,832	*
Gregory J. Kozicz(6)(11)	8,140	*
Michael E. Pegram(9)	90,529	*
Thomas R. Reeg(10)	130,971	*
David P. Tomick(9)	49,232	*
Roger P. Wagner	146,612	*
Anthony L. Carano	45,979	*
Edmund L. Quatmann, Jr.(12)	199,648	*
All Board Members and Executive Officers as a Group(13)	1,156,187	1.50%

*	Indicates less than one percent.
(1)

The voting stock of Recreational Enterprises, Inc. (“REI”) is beneficially owned by the following members of the Carano family in the following percentages: The Donald L. Carano Trust—49.5%; Gary L. Carano—10.1%; Gene R. Carano—10.1%; Gregg R. Carano—10.1%; Cindy L. Carano—10.1% and Glenn T. Carano—10.1%. The voting power and dispositive power with respect to REI’s 14.41% interest in us is controlled by REI’s board of directors that is elected by the family members (voting in proportion to the percentages above). Gary L. Carano holds his interest in REI directly and indirectly through various trusts. In addition, Gary L. Carano and Thomas R. Reeg are members of the board of directors of REI. Mr. Gary L. Carano and Mr. Reeg do not have voting or dispositive power with respect to the shares of common stock held by REI and disclaim beneficial ownership of such shares of common stock. The address of REI is P.O. Box 2540, Reno, Nevada 89505.

(2)

Information regarding the number of shares beneficially owned is included herein in reliance on Schedule 13D as filed with the Securities and Exchange Commission on February 12, 2018. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(3)

Information regarding the number of shares beneficially owned is included herein in reliance on Schedule 13G as filed with the Securities and Exchange Commission on February 14, 2018. The address of Par Investment Partners, L.P. is One International Place, Suite 2041, Boston, MA, 02110.

(4)

Information regarding the number of shares beneficially owned is included herein in reliance on Schedule 13G as filed with the Securities and Exchange Commission on February 8, 2018. The address of The Vanguard Group, LLC is 100 Vanguard Blvd, Malvern, PA 19355.

(5)

Represents shares of our common stock owned directly by Mr. Gary L. Carano and indirectly by Mr. Gary L. Carano through the Gary L. Carano S Corporation Trust. In addition to the shares of our common stock reported in the table above, Gary L. Carano holds a 10.1% ownership interest in, and is a member of the board of directors of, REI. He does not hold voting power or dispositive power with respect to REI’s 11,129,867 shares of our common stock and he disclaims beneficial ownership of REI’s 11,129,867 shares of our common stock except to the extent of any pecuniary interest therein.
(6)	Includes 4,612 deferred RSUs that are acquirable within 60 days.
(7)	Consists of 38,832 deferred RSUs that are acquirable within 60 days.
(8)	Includes 38,832 deferred RSUs that are acquirable within 60 days.
(9)	Includes 34,220 deferred RSUs that are acquirable within 60 days.
(10)	Includes 25,377 RSUs that vest within 60 days.
(11)

Each of Ms. Biumi and Mr. Kozicz were directors of Isle of Capri prior to the consummation of the merger with Isle and were appointed to our Board effective upon the consummation of the merger with Isle of Capri.

(12)	Includes 113,133 shares issuable upon the exercise of stock options that are exercisable within 60 days.
(13)

Includes 25,377 RSUs that vest within 60 days, 155,328 deferred RSUs that are acquirable within 60 days and 113,133 shares issuable upon the exercise of stock options that are exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and the persons who beneficially own more than ten percent of the shares of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to us. Based solely on the reports received by us and on the representations of the reporting persons, we believe that these persons have complied with all applicable filing requirements during the year ended December 31, 2017, except that Messrs. Gary L. Carano, Fahrenkopf, Hawkins, Pegram, Tomick, Reeg and Anthony L. Carano each did not report one grant of restricted stock units issued on January 27, 2017 until February 3, 2017 and Ms. Stephanie Lepori, Chief Accounting Officer, did not report one grant of restricted stock units issued on November 15, 2017 until January 3, 2018.

Director Compensation

During 2017, the Compensation Committee reviewed the compensation structure for the members of our Board of Directors to ensure that the annual stipend and committee fees represent fair and adequate compensation for the level of work and responsibility assigned to different members of the Board. Based on a study of our peer competitor group (which is the same peer group that the Compensation Committee uses with respect to the named executive officer’s compensation as described under the section titled “Peer Companies and Competitive Benchmarking”), the Compensation Committee established a target compensation level for our Board members that falls at the median level of the compensation paid by the companies included in this peer group. In addition, the Compensation Committee compared its current compensation practices for our Board members with a recent report published by the National Association of Corporate Directors (NACD). This study of director compensation as disclosed in proxy statements indicated that our current director compensation structure is reasonable and appropriate when compared with the median average board member compensation for the peer group. Additionally, consistent with our objective of ensuring that directors’ interests are aligned with those of our stockholders, at least half of each director’s average annual base retainer fee is comprised of restricted stock unit grants.

During 2017, our non‑employee directors each received a cash stipend of $60,000 and restricted stock unit awards having a fair value of $150,000. In addition, each committee member, except the committee chairman, is entitled to the following annual cash stipend: Audit Committee: $15,000; Compensation Committee: $10,000; Nominating and Governance Committee: $7,500; Compliance Committee: $7,500. Each Board committee chairman is entitled to the following annual stipend: Audit Committee: $25,000; Compensation Committee: $20,000; Nominating and Governance Committee: $15,000. The Lead Independent Director is also entitled to a $25,000 cash stipend. The Compliance Committee chair is a Board representative who is not entitled to compensation. We also reimburse our directors for expenses incurred in attending meetings.

The following table sets forth the compensation of our non‑employee directors for fees earned in 2017. Directors who are also our employees do not receive compensation (other than their compensation as our employees) for their services on the Board.

Director Compensation 2017 Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Total ($)
(a)	(b)	(c)	(h)
Bonnie Biumi(2)	150,069	—	150,069
Frank J. Fahrenkopf Jr.(3)	82,500	150,000	232,500
James B. Hawkins(3)	85,000	150,000	235,000
Gregory J. Kozicz(2)	146,731	—	146,731
Michael E. Pegram(3)	92,500	150,000	242,500
David P. Tomick(3)	117,500	150,000	267,500
Roger P. Wagner(3)	87,500	150,000	237,500

(1)

Amounts shown represent the grant date fair value of stock awards calculated in accordance with ASC 718-Compensation-Stock Compensation (“ASC 718”). During 2017, 9,256 restricted stock units were issued to each non‑employee director, other than Ms. Biumi and Mr. Kozicz, with a grant date fair value equal to $150,000.

(2)	Because they joined our Board mid-year, the Compensation Committee determined to pay Ms. Biumi and Mr. Kozicz a $100,000 cash payment in November 2017 in lieu of a stock award.
(3)	As of December 31, 2017, each non-employee director, other than Ms. Biumi and Mr. Kozicz who each held no RSUs, held an aggregate of 34,220 RSUs.

Transactions with Related Persons

Leased property.  We own the entire parcel on which Eldorado Reno is located, except for approximately 30,000 square feet which is leased from C. S. & Y. Associates, which is an entity partially owned by REI, which is owned by members of the Carano family, including Gary L. Carano, and various trusts of which members of the Carano family are beneficiaries. In addition, each of Gary L. Carano and Thomas R. Reeg serve as members of the board of directors of REI. The lease expires on June 30, 2027. Annual rent is equal to the greater of (1) $400,000 or (2) an amount based on a decreasing percentage of the Eldorado’s gross gaming revenues ranging from 3% of the first $6.5 million of gross gaming revenues to 0.1% of gross gaming revenues in excess of $75.0 million. Rent pursuant to the lease amounted to approximately $600,000 in December 31, 2017.

Compensation Paid to Related Parties.  REI holds, and during 2017 entities affiliated with the Poncia family held, more than 5% of the outstanding common stock of the Company. For the period beginning January 1, 2017 to March 15, 2018, Raymond J. Poncia and members of the Carano family who are related to Gary L. Carano, Anthony L. Carano and Donald L. Carano, who prior to his death was deemed to beneficially own REI, were paid compensation in connection with their positions as follows:

Name	Relationship	Position	Entity	Cash & Other Compensation ($)(1)	2017 RSUs($)(2)	2018 RSUs($)(3)	Total ($)
Cindy Carano	Sister of Gary L. Carano and daughter of Donald L. Carano	Executive Director of Community Relations	Silver Legacy, Eldorado Reno and Circus Circus Reno	143,114	—	—	143,114
Donald L. Carano	Father of Gary L. Carano and grandfather of Anthony L. Carano and former beneficial owner of REI	Employee	Silver Legacy, Eldorado Reno and Circus Circus Reno	293,119	—	—	293,119
Gene Carano	Brother of Gary L. Carano and son of Donald L. Carano	Senior Vice President of Regional Operations	Company	897,768	480,000	391,400	1,769,168
Glenn Carano	Brother of Gary L. Carano and son of Donald L. Carano	Senior Vice President of Regional Operations	Company	876,219	302,500	367,200	1,545,919
Gregg Carano	Brother of Gary L. Carano and son of Donald L. Carano	General Manager	Silver Legacy, Eldorado Reno and Circus Circus Reno	772,507	202,500	330,480	1,305,487
Raymond J. Poncia	Majority owner of Hotel Casino Management, former beneficial owner of the Company	Employee	Silver Legacy, Eldorado Reno and Circus Circus Reno	245,048	—	—	245,048

(1)	Includes base salary, bonus amounts paid, 401(k) matching contributions and certain perquisites.
(2)

Represents aggregate grant date fair value of performance and time‑based RSUs granted January 27, 2017 at $16.21 per share at 100% target and time-based RSUs granted November 15, 2017 at $26.73 per share.

(3)	Represents aggregate grant date fair value of performance and time‑based RSUs granted January 26, 2018 at $32.52 per share at 100% target.

Approval of Related Party Transactions

Our Code of Ethics and Business Conduct (the “Code”) requires that any proposed transaction between us and a related party, or in which a related party would have a direct or indirect material interest, be promptly disclosed to our Compliance Committee. The Compliance Committee is required to disclose such proposed transactions promptly to our Audit Committee.

Our Audit Committee Charter requires our Audit Committee to review and approve all of our related party transactions. Any director having an interest in the transaction is not permitted to vote on such transaction. The Audit Committee will determine whether or not to approve any such transaction on a case‑by‑case basis and in accordance with the provisions of the Audit Committee Charter and the Code, including the standards set forth in the Conflicts of Interest Policy contained in the Code. Under the Code, a “related party” is any of the following:

•	an executive officer;
•	a director (or director nominee);
•	an immediate family member of any executive officer or director (or director nominee);
•	a beneficial owner of five percent or more of any class of our voting securities;
•	an entity in which one of the above described persons has a substantial ownership interest or control of such entity; or
•	any other person or entity that would be deemed to be a related person under Item 404 of SEC Regulation S‑K or applicable NASDAQ rules and regulations.

For a director to be considered independent, the director must meet the bright line independence standards under the listing standards of NASDAQ and the Board must affirmatively determine that the director has no material relationship with us, directly, or as a partner, stockholder or officer of an organization that has a relationship with us. The Board determines director independence based on an analysis of the independence requirements of the NASDAQ listing standards. In addition, the Board will consider all relevant facts and circumstances in making an independence determination. The Board also considers all commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other business relationships any director may have with us. The Board has determined that the following seven directors satisfy the independence requirements of NASDAQ: Bonnie Biumi, Frank J. Fahrenkopf, James B. Hawkins, Gregory J. Kozicz Michael E. Pegram, David P. Tomick and Roger P. Wagner.

EXECUTIVE COMPENSATION

We completed our acquisition of Isle of Capri in a cash and stock transaction on May 1, 2017. Pursuant to the merger agreement, we acquired all of the outstanding shares of Isle of Capri for aggregate consideration of $552.0 million in cash and approximately 28.5 million newly issued shares of our common stock. Following the consummation of our merger with Isle, we had approximately 75.2 million common shares outstanding and added thirteen additional properties to our portfolio. Pursuant to the terms of the merger agreement, at the effective time of the merger on May 1, 2017, each restricted share of common stock of Isle was converted into 1.638 restricted shares of our common stock and holders of Isle of Capri common stock had the right to elect cash consideration or stock consideration, subject to the proration and allocation provisions of the merger agreement.

In connection with the consummation of the merger with Isle of Capri, Mr. Quatmann was appointed Executive Vice President and Chief Legal Officer of the Company and Mr. Anthony L. Carano was promoted to the role of Executive Vice President and Chief Operating Officer.  All of our named executive officers expended considerable time and effort during 2017 successfully leading integration efforts related to the Isle of Capri acquisition, and we continue to be keenly focused on profitably growing our business over the long term.  As discussed in the sections that follow below, a number of our compensation decisions in respect of 2017 reflect the expansion of our organization as a result of the Isle of Capri acquisition, as well as the leadership efforts exhibited by each of the named executive officers during this period of expansion and transition.

Compensation Discussion & Analysis

In this Compensation and Discussion and Analysis (“CD&A”), we describe the material components of our executive pay programs for our named executive officers for 2017 (also referred to herein as “NEOs”). We have included certain information in this CD&A for periods subsequent to December 31, 2017 that we believe may be useful for a complete understanding of our executive compensation arrangements.

This CD&A provides an overview and explanation of:

•	our compensation programs and policies for certain of our named executive officers identified below;
•	the compensation decisions made by the Compensation Committee under those programs and policies; and
•	the material factors that the Compensation Committee considered in making those decisions.

For 2017, our NEOs were as follows:

•	Gary L. Carano, Chief Executive Officer and Chairman of the Board
•	Thomas R. Reeg, President and Chief Financial Officer and member of the Board
•	Anthony L. Carano, Executive Vice President and Chief Operating Officer
•	Edmund L. Quatmann, Jr., Executive Vice President and Chief Legal Officer

The following briefly describes the business experience and educational background for Anthony L. Carano and Edmund L. Quatmann, Jr. The biographies of Gary L. Carano and Thomas R. Reeg are provided under the section titled “Nominees for Director.”

Anthony L. Carano, 36, served as our Executive Vice President, General Counsel and Secretary from September 2014 to August 2016. In August 2016, Mr. Anthony L. Carano was named Executive Vice President of Operations and in May

2017 he was named Executive Vice President and Chief Operating Officer. Prior to joining us, Mr. Anthony L. Carano was an attorney at the Nevada law firm of McDonald Carano Wilson, LLP, where his practice was devoted primarily to transactional, gaming and regulatory law. Mr. Anthony L. Carano holds a B.A. from the University of Nevada, his J.D. from the University of San Francisco, School of Law and his M.B.A. in Finance from the University of San Francisco, School of Business. Anthony L. Carano is Gary L. Carano’s son.

Edmund L. Quatmann, Jr., 47, has served as our Executive Vice President, Chief Legal Officer and Secretary since May 2017. Prior to joining us, Mr. Quatmann served as the Chief Legal Officer and Secretary for Isle of Capri Casinos, Inc. from July 2008 until our merger with Isle of Capri in May 2017. Mr. Quatmann holds a B.S. from Purdue University and a J.D. from St. Louis University School of Law.

Advisory Vote on Executive Compensation (“Say-on-Pay”)

The Compensation Committee and our Board considered the results of our stockholder vote regarding the advisory, non-binding resolution on executive compensation presented at our 2017 Annual Meeting, where over 98% of votes cast approved the compensation program described in our proxy statement for the 2017 Annual Meeting.  We currently hold such say-on-pay votes on an annual basis. The Compensation Committee takes seriously its role in the governance of our compensation programs and values thoughtful input from our stockholders, and may consider the result of future say-on-pay votes in connection with making its compensation-related decisions to the extent it deems it appropriate to do so. Any changes made to our executive compensation programs for 2017 were based on the Compensation Committee’s ongoing review and assessment of such programs and were not made solely as a result of the 2017 say-on-pay vote.

Key Features of Our Executive Compensation Program

What We Do		What We Don’t Do
✓	Set stock ownership guidelines for NEOs and directors	✘	No single-trigger change-in-control arrangements
✓	Set maximum payout limit on our annual incentive plan and long-term incentive plan awards	✘	No change-in-control severance multiple in excess of three times annual base salary and target annual bonus
✓

For 2017, emphasize pay for performance, with 52% of our Chief Executive Officer’s total pay opportunity being performance-based “at risk” compensation and an average of 24% being performance-based “at risk” compensation for our other NEOs

		✘	No excise tax gross-ups upon a change-in-control
✓	Incorporate severance and change-in-control provisions in our employment agreements that are competitive with market practice, including double-trigger requirements for change-in-control protection	✘	No re-pricing or cash buyout of underwater stock options or SARs is allowed
		✘	No enhanced retirement benefits for named executive officers

Our Compensation Strategy

Our executive compensation program is designed to attract, motivate and retain critical executive talent, and to motivate actions that drive profitable growth and the enhancement of long‑term value for our stockholders. Our program includes base salary and performance‑based incentives (including both cash‑based and equity‑based incentives) and is designed to be flexible, market competitive, reward achievement of difficult but fair performance criteria, and enhance stock ownership at the executive level. Our philosophy is that clear, distinct and attainable goals should be established in order to enable the assessment of performance by the Compensation Committee.

Pursuant to that philosophy, the Compensation Committee is guided by the general principles that compensation should be designed to:

•	enhance stockholder value by focusing our executives’ efforts on the specific performance metrics that drive enterprise value;
•	attract, motivate, and retain highly‑qualified executives committed to our long‑term success;
•	assure that our executives receive reasonable compensation opportunities relative to their peers at similar companies, and actual compensation aligned to our performance; and
•	align critical decision making with our business strategy and goal setting.

The following table summarizes key elements of our 2017 executive compensation program:

Element	Primary Purpose	Key Characteristics
Base Salary	To compensate the executive fairly for his/her day-to-day responsibilities.	Fixed compensation component. Reviewed annually.
Annual Cash Bonus	To motivate and reward organizational and individual achievement of annual strategic financial and individual objectives.	Variable compensation component based on Adjusted EBITDA.
Long-Term Incentives	To align executives with stockholder interests, and to reinforce long-term stockholder value creation.	Variable compensation component. Combination of 50% performance-based RSUs and 50% time-based RSUs.
Perquisites and Other Benefits	To provide business-related benefits, where appropriate.	Fixed compensation component.
Change-in-Control Protection	To bridge employment if employment is terminated following a change-in-control of the Company and act as an effective retention tool.	Fixed compensation component; Only paid in the event the executive's employment is terminated following a change-in- control of the Company.
Severance Protection	To bridge future employment if employment is terminated other than "for cause" and act as an effective retention tool.	Fixed compensation component; only paid in connection with certain involuntary terminations of employment.

How We Determine Compensation

Role of the Compensation Committee

The Compensation Committee’s primary role is to discharge the Board’s responsibilities regarding compensation decisions as they relate to our executive officers. The Compensation Committee consists of independent directors and is responsible to our Board for the oversight of our executive compensation programs. Among its duties, the Compensation Committee is responsible for:

•	reviewing and assessing competitive market data from the Compensation Committee’s independent compensation consultant;
•	reviewing and, in certain cases, approving incentive goals/objectives and compensation recommendations for directors and executive officers, including the named executive officers;
•	evaluating the competitiveness of each executive officer’s total compensation package;
•	approving any changes to the total compensation package, including, but not limited to, base salary, annual incentives, long‑term incentive award opportunities and payouts, and retention programs; and
•	ensuring our policies and practices relating to compensation do not encourage excessive risk‑taking conduct.

Following review and discussion, the Compensation Committee may submit recommendations to the Board for approval. The Compensation Committee is supported in its work by the Chief Financial Officer and his staff (with respect to the establishment of performance metrics), and Aon Hewitt, its independent executive compensation consultant.

Role of the Independent Compensation Consultant

The Compensation Committee retained Aon Hewitt for executive compensation advisory services, namely, to conduct its annual total compensation study for executive and key manager positions. Aon Hewitt reports directly to the Compensation Committee and the Compensation Committee directly oversees the work performed by, and determines the fees paid to, Aon Hewitt in connection with the services it provides to the Compensation Committee. The Compensation Committee instructs Aon Hewitt to give advice to the Compensation Committee independent of management and to provide such advice for our benefit and for the benefit of our stockholders. With the Compensation Committee’s approval, Aon Hewitt may work directly with management on certain executive compensation matters. Aon Hewitt did not perform any other services for the Company during 2017. The Compensation Committee reviews the independence of its compensation consultant on an annual basis, taking into account a number of factors, including the six factors articulated in the NASDAQ listing standards and applicable SEC guidance. For 2017, the Compensation Committee determined that Aon Hewitt was independent and its services to the Compensation Committee did not raise any conflicts of interests among the Compensation Committee, us or our management:

Specific roles of Aon Hewitt include, but are not limited to, the following:

•	identifying and advising the Compensation Committee on executive compensation trends and regulatory developments;
•	providing a total compensation study for executives against peer companies and recommendations for named executive officer pay;
•	providing advice to the Compensation Committee on governance best practices as well as any other areas of concern or risk;
•	serving as a resource to the Compensation Committee Chair for meeting agendas and supporting materials in advance of each meeting; and
•	advising the Compensation Committee on management’s pay recommendations.

Role of Management in Compensation Decisions

The CEO makes recommendations to the Compensation Committee concerning the compensation of the named executive officers and other senior management. In addition, the CEO and CFO are involved in setting the business goals that are used as the performance goals for the annual incentive plan and long‑term performance units, subject to the Compensation Committee’s approval. The CEO and CFO work closely with the Compensation Committee, Aon Hewitt and management to (i) ensure that the Compensation Committee is provided with the appropriate information to make its decisions, (ii) propose recommendations for the Compensation Committee’s consideration and (iii) communicate the Compensation Committee’s decisions to management for implementation. None of the named executive officers, however, play a role in determining their own compensation and are not present at executive sessions in which their pay is discussed.

Determination of CEO Pay

In an executive session without management present, the Compensation Committee reviews and evaluates CEO compensation. The Compensation Committee reviews competitive market data, and both corporate financial performance and individual performance. Pay recommendations for the CEO, including base salary, incentive payments for the previous year, and equity grants for the current year, are presented to the independent members of the Board. During an executive session of the Board, the Board conducts its own review and evaluation of the CEO’s performance.

Peer Companies and Competitive Benchmarking

As previously noted, for 2017 the Compensation Committee commissioned Aon Hewitt to conduct an annual total compensation study for executive officer and key manager positions. The Compensation Committee reviewed competitive market data to gain a comprehensive understanding of market pay practices, and combined that information with its discretion to consider experience, tenure, position, and individual contributions to assist with individual pay decisions (i.e., salary adjustments, target bonus, and long‑term incentive grants).

In November 2016, to assist with 2017 pay decisions and to account for the then-pending Isle of Capri acquisition, the Compensation Committee approved a new peer group for 2017, removing Affinity Gaming, Isle of Capri, and Monarch Casino & Resort, and adding Caesar’s Entertainment and Hyatt Hotels.  The peer group for 2017 consisted of the following companies:

Boyd Gaming	Penn National Gaming
Casesars Entertainment	Pinnacle Entertainment
Choice Hotels	Red Rock Resorts
Churchill Downs	Tropicana Entertainment
Hyatt Hotels	Vail Resorts

The primary criteria used for peer group development included:

•	Companies from the gaming, casino and hospitality industries;
•	Annual revenues within approximately 0.4x to 3x our annual revenues;
•	Market cap within approximately 0.2x to 5x our market cap; and
•	Peer companies used by our peer companies, as disclosed in their respective CD&As.

Elements of Our Compensation Program

Our executive officer compensation program consists of three core elements: base salary, the annual bonus plan (cash-based), and the long-term incentive program (equity-based).

Base salaries are intended to help us compete for and retain quality executives and to compensate the named executive officers for their day‑to‑day services. Annual incentive compensation is designed to motivate the named executive officers to achieve shorter‑term company‑wide financial goals. Long‑term equity‑based awards are designed to encourage the achievement of longer‑term performance goals and create an ownership culture focused on long‑term value creation for our stockholders. We also provide executives with access to retirement and health and welfare programs, on the same terms and conditions as those made available to salaried employees generally. Our targeted pay mix (salary vs. performance‑based incentive pay) reflects a combination of competitive market conditions and strategic business needs. The degree of performance‑based incentive pay (“at risk” compensation) and total compensation opportunities increase with an executive’s responsibility level. Competitive pay practices are reviewed annually by the Compensation Committee.

Total Compensation Opportunity

During 2017, in order to more closely align total compensation opportunities with those of our peer group, the Compensation Committee adjusted the compensation levels of our named executive officers to bring total compensation opportunities closer to the 50th percentile of our peers.  This decision was made in order to maintain total compensation at a level that was competitive with our 2017 peer group to take into account the then-pending acquisition of Isle of Capri (which doubled the size of our organization).  In making this decision, the Compensation Committee also considered Mr. Reeg’s increased responsibilities as Chief Financial Officer and President and Mr. Anthony L. Carano’s increased operational responsibilities in connection with his new role within the organization.

For Messrs. Gary L. Carano and Anthony L. Carano, 2017 total compensation opportunities were below the 50th percentile. Mr. Reeg’s and Mr. Quatmann’s 2017 total compensation opportunities were within the 50th percentile.

Base Salary

The Compensation Committee believes that base salary levels should recognize the skill, competency, experience and performance an executive brings to his or her position. The Compensation Committee determines base salaries using both competitive market data from Aon Hewitt’s annual study and a comprehensive assessment of relevant factors such as experience level, value to stockholders, responsibilities, future leadership potential, critical skills, individual contributions and performance, economic conditions, and the market demands for similar talent.

Based on the above and the recommendation of Aon Hewitt, on November 2, 2016, the Compensation Committee approved the following annual base salaries for 2017:

Executive Name	2016 Annual Base Salary ($)	2017 Annual Base Salary ($)
Gary L. Carano	750,000	950,000
Thomas R. Reeg	650,000	850,000
Anthony L. Carano (1)	400,000	575,000
Edmund L. Quatmann, Jr. (2)	—	525,000

(1)	Mr. Anthony L. Carano was promoted to Executive Vice President and Chief Operating Officer in May 2017.
(2)	Mr. Quatmann began employment with us on May 1, 2017, and his base salary for 2017 was pro-rated based on his start date.

Annual Incentives (Cash-Based Bonus Plan)

The goals under our annual incentive plan are designed to be straight‑forward in order to focus participants on clearly measurable metrics, balance corporate and property performance by individual participants, and implement the appropriate level of upside/downside reward potential.

Under our annual incentive plan, our named executive officers have the opportunity to earn annual cash incentives based on the attainment of critical performance criteria. Performance targets are set annually at the start of the fiscal year. After a thorough review of internal equity, the increased responsibilities for Mr. Anthony L. Carano, the recommendations and external market data provided by Aon Hewitt for the larger combined organization and considering the Compensation Committee’s actions to move total compensation closer to the 50th percentile, the target bonus opportunities were increased for Mr. Reeg and Mr. Anthony L. Carano for 2017. The Compensation Committee set individual target award opportunities for the named executive officers that were based on a percentage of each named executive officer’s base salary as follows:

Executive Name	2016 Target Annual Incentive Opportunity as Percentage of Base Salary	2017 Target Annual Incentive Opportunity as Percentage of Base Salary
Gary L. Carano	100%	100%
Thomas R. Reeg	80%	100%
Anthony L. Carano	50%	100%
Edmund L. Quatmann, Jr.(1)	—	50%

(1)	Mr. Quatmann began employment with us on May 1, 2017.

Annual incentive awards are based on achievement of Adjusted EBITDA (which, for 2017, was calculated after taking into account the acquisition of Isle, among other things). Adjusted EBITDA was utilized as the sole performance metric because the Compensation Committee believes that it most accurately reflects the results of operations of the Company and represents a key performance metric in the gaming/casino industry. Adjusted EBITDA is a non‑GAAP financial measure. A reconciliation to the most directly comparable GAAP measure and other information can be found on page 38 of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s Annual Report on Form 10‑K for fiscal year 2017, filed with the SEC on February 27, 2018.

With respect to the Adjusted EBITDA financial metric, performance levels for threshold and maximum bonus opportunities were 90% to 120%, respectively, of target level. The following table sets forth the threshold, target, and maximum levels as well as the actual level of achievement attained under the 2017 annual incentive plan:

Performance Level	Performance Requirement	Corporate Adjusted EBITDA($)('000's)
Threshold	90% of goal	275,983
Target	100% of goal	306,648
Maximum	120% of goal	367,978
Actual for 2017	103.2% of goal	316,540

Payout opportunities range from 50% to 200% of target, depending on actual performance achievement (payouts for performance between points is interpolated on a straight-line basis). The following table sets forth the potential and actual payout amounts for each NEO under the 2017 annual incentive plan:

Performance Level	Payout Opportunity (as percentage of each NEO's Target Award)	Gary L. Carano Payout Amount($)	Thomas R. Reeg Payout Amount($)	Anthony L. Carano Payout Amount($)	Edmund L. Quatmann, Jr. Payout Amount($)(1)
Threshold	50%	475,000	425,000	287,500	87,938
Target	100%	950,000	850,000	575,000	175,875
Maximum	200%	1,900,000	1,700,000	1,150,000	351,750
Actual	116%	1,102,000	986,000	667,000	204,015

(1)	Mr. Quatmann’s payout opportunity was pro-rated based on his start date of May 1, 2017.

Annual bonus amounts paid in respect of 2017 performance were paid to NEOs in March 2018 and are reported in the “Non‑Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Long‑Term Incentives

Our 2015 Equity Incentive Plan (the “Plan”) allows us to grant incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards, other stock‑based awards, and performance compensation awards. After a thorough review of internal equity the recommendations and external market data provided by Aon Hewitt for the larger combined organization, and considering the Compensation Committee’s actions for base salary and annual incentives to move total compensation closer to the 50th percentile, target long-term incentive opportunities were increased for 2017.

The Compensation Committee set individual target long-term incentive award opportunities for the named executive officers that were based on a percentage of each NEO’s base salary as follows:

Executive Name	2016 Target LTIP Opportunity as Percentage of Base Salary	2017 Target LTIP Opportunity as Percentage of Base Salary
Gary L. Carano	120%	200%
Thomas R. Reeg	100%	130%
Anthony L. Carano	60%	100%
Edmund L. Quatmann, Jr.(1)	—	80%

(1)	The value of Mr. Quatmann’s long-term incentive award for 2017 was pro-rated based on his start date of May 1, 2017.

2017 Equity Grants

On January 27, 2017, the Compensation Committee granted long‑term incentive awards to the NEOs (other than Mr. Quatmann) with (i) 50% of the equity grants in the form of restricted stock units (“RSUs”) with three‑year cliff vesting to re-enforce retention objectives, and (ii) 50% in the form of performance RSUs (“PSUs”) to re-enforce the objectives of our strategic business plan as follows:

Executive Name	RSUs		PSUs(1)
	Units(#)	Value($)	Units(#)	Value($)
Gary L. Carano	58,623	908,657	58,623	908,657
Thomas R. Reeg	34,094	528,457	34,094	528,457
Anthony L. Carano	17,741	274,986	17,741	274,986
Edmund L. Quatmann, Jr.(2)	—	—	—	—

(1)

Number of PSUs and corresponding values are shown in the table based on target level.  Actual number of PSUs and the value thereof that may be issued is subject to future determination based on the achievement of the applicable performance goals.

(2)

In April 2018, Mr. Quatmann was granted a pro-rated PSU award having an aggregate grant date fair value of $140,000. The award is subject to a two-year performance period (2017 and 2018) and vests on the three-year anniversary of Mr. Quatmann’s start date (i.e. May 2020)

The PSUs awarded in January 2017 are subject to a two-year performance period (2017 and 2018), with a one‑year additional vesting requirement, resulting in a total vesting period of three years from the grant date.  Performance achievement over the two-year performance period is measured by averaging the level of achievement attained during each of 2017 and 2018.  PSUs are earned as follows: 50% of the target number of PSUs will be earned at threshold performance, 100% of the target number of PSUs will be earned at target performance, and up to 200% of the target number of PSUs will be earned at maximum performance. No award is earned if performance falls below the threshold level.  Following the end of the two-year performance period, the vesting of earned PSUs are subject to an additional one-year service condition.

2017 Special Compensation Awards

During 2017, the Compensation Committee made the following special compensation awards to certain NEOs:

•

In May 2017, Mr. Reeg received a cash bonus of $3,000,000.  Mr. Reeg was also awarded 25,377 and 56,121 RSUs in May and November of 2017, respectively, with an aggregate grant date fair value of $2,000,000. Each equity grant has a one-year vesting period from the applicable grant date. The Compensation Committee approved the cash bonus and equity grants to Mr. Reeg after considering his unique and integral role in the Isle of Capri acquisition. Through Mr. Reeg’s leadership, experience, and skill, the Isle of Capri acquisition was a transformational event for our organization. These special awards were made in recognition of Mr. Reeg’s role in marshalling and closing the Isle of Capri transaction, and the grants are intended to position Mr. Reeg’s stock ownership stake in the Company consistent with the median stock ownership positions of similar executives at companies in our 2017 peer group. The special equity award was bifurcated into two grants—the first portion was granted in recognition of the closing of the Isle of Capri acquisition and the second portion was granted in recognition of the successful integration of the two companies. The Compensation Committee used equity grants for a portion of the awards to better align Mr. Reeg’s interests with our shareholders’ interests.

•

In May 2017, Mr. Quatmann joined the Company and was awarded 10,558 RSUs having a grant date fair value of $200,000, vesting on January 1, 2018 and received a cash bonus of $500,000. The Compensation Committee approved these awards to Mr. Quatmann in connection with entering into his employment agreement with the Company, as an inducement to join the Company in his new role following the closing of the Isle of Capri transaction, and in order to transition Mr. Quatmann into the Company’s existing long-term incentive program.

•

In November 2017, Mr. Anthony L. Carano was awarded 14,965 RSUs having a grant date fair value of $400,000, vesting in November 2018. The Compensation Committee made this award to Mr. Anthony L. Carano in recognition of his role in the highly successful integration of the Isle of Capri acquisition, and in recognition of his promotion and successful performance after being named EVP—COO of the Company in May 2017.

Employment Agreements

In order to provide continuity and stability in leadership, we have entered into employment agreements with each of our named executive officers. There are a number of strategic objectives that we expect to achieve by entering into employment agreements with our named executive officers, including: attracting talented executives; limiting potential liability from the termination of executives, including the total severance that may be paid to an executive in the event that we elect to terminate the executive without cause; providing an effective retention mechanism; and providing effective and comprehensive protection of our strategic plans, intellectual property and human capital.

Please see “Potential Payments Upon Termination or Change in Control” for more information on the amounts to which each named executive officer is entitled in the event that his or her employment is terminated.

Other Compensation

Retirement and Benefit Programs

The named executive officers are eligible to participate in various benefit plans, including 401(k), health insurance, life insurance and short and long-term disability plans that are generally available to all salaried employees.

Perquisites

It is our intent to continually assess business needs and evolving market practices to ensure that perquisite offerings are competitive and in the best interest of our stockholders. For more information on perquisites, see the footnotes to the “All Other Compensation” column of the Summary Compensation Table. The named executive officer contracts provide for perquisites consisting of financial planning and tax preparation fees ranging from $6,750 to $10,000 per year, and an annual executive physical of up to $3,000.  Effective January 1, 2017, in conjunction with a competitive review of our health and welfare benefit arrangements, we began paying short and long-term disability and life insurance premiums for the named executive officers and certain other executives.  Pursuant to his employment agreement with the Company, Mr. Quatmann received certain relocation benefits during 2017, as more fully described in the Summary Compensation Table for 2017.

As an owner and operator of full-service hotels, we are able to provide many perquisites relating to hotel and hotel-related services to the NEOs at little or no additional cost to us. In no case did the value of such perquisites, computed based on the incremental cost to us, exceed $10,000 per NEO in 2017.

Equity Grant Practices

The Compensation Committee’s procedure for timing of equity awards helps to provide assurance that grants are not timed to result in favorable pricing for executives. Generally, equity awards are granted by the Compensation Committee as a dollar value from which the number of shares awarded is determined based on the prior 20-day average stock price. Board and committee meeting schedules and award decisions are made without regard to the timing of our SEC filings or press releases. Annual equity awards are generally granted on the 4th Friday in January and non-annual awards are generally granted on the date approved by the Compensation Committee or, in the case of new hires, pursuant to the terms of an employment agreement.

Stock Ownership Guidelines

The Compensation Committee and the Board encourage executives to manage from an owner’s perspective by maintaining an equity stake in the company. To that end, we maintain minimum stock ownership guidelines for our named executive officers. These stock ownership guidelines require that our chief executive officer hold shares of our common stock with a minimum value equal to three times the chief executive officer’s annual base salary, and that all other NEOs hold shares of our common stock with a minimum value equal to one times the respective NEO’s annual base salary. NEOs have until the later of five years from implementation of the stock ownership guidelines (January 2020) or five years from promotion to a new role to achieve his or her minimum stock ownership. Once achieved, the Board expects the NEOs to comply with the applicable minimum stock ownership guideline for as long as they are subject to the guidelines.

In addition, we have minimum stock ownership guidelines for our non‑employee directors. The stock ownership guidelines require our non-employee directors to hold shares of our common stock with a minimum value equal to five times the director’s annual cash base retainer fee. Prior to achievement of the minimum stock ownership guideline, RSU grants will vest immediately; however, settlement will be mandatorily deferred until termination of Board service. After minimum stock ownership is achieved, unless the director voluntarily elects to defer settlement of the RSUs, the RSUs will vest and be settled immediately at the time of grant. Non‑employee directors have five years to achieve their minimum stock ownership. Once achieved, the Board expects non‑employee directors to maintain their stated guideline for as long as they are subject to the guidelines.

Clawback/Recoupment

Employment agreements with our NEOs provide that we may recover compensation that is subject to recovery under, or required to be recovered by, applicable law, government regulation or stock exchange listing requirements. Further, the award agreements governing equity awards granted to our executive officers under our long-term incentive plan provide for recoupment of those awards in accordance with or as required by applicable government regulation, stock exchange listing requirements, or other applicable law, or pursuant to any applicable clawback policy of ours.

Compensation Risk Assessment

It is the responsibility of the Compensation Committee to review our policies and practices related to compensation in the context of their potential encouragement of excessive risk‑taking behavior. The Compensation Committee has worked closely with Aon Hewitt to design a performance‑based compensation system that supports our objective to align stockholder and management interests, supports our strategic business plan, and mitigates the possibility of executives taking unnecessary or excessive risks that would adversely impact us. The following factors mitigate the risk associated with our compensation programs:

•

The Compensation Committee approves and, in some instances, the Board ratifies, short and long‑term performance objectives for our incentive plans, which we believe are appropriately aligned with stockholder value;

•	The Compensation Committee’s discretion to modify final payouts under both short and long‑term incentive plans;
•

The use of company‑wide performance metrics for both the short and long‑term incentive programs ensures that no single executive has complete and direct influence over outcomes, encouraging decision making that is in the best long‑term interest of stockholders;

•	The use of equity and cash opportunities with vesting periods to foster retention and alignment of our executives’ interests with those of our stockholders;
•	Capping the potential payouts under both short and long‑term incentive plans to eliminate the potential for any windfalls; and
•

The use of competitive general and change‑in‑control severance arrangements help to ensure that employees continue to work toward the stockholders’ best interests in light of potential employment uncertainty.

Based on a review of these factors, the Compensation Committee believes that its current compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Certain Tax and Accounting Considerations – Section 162(m)

Under Section 162(m), the Company is generally prohibited from deducting certain forms of compensation in excess of $1,000,000 paid to our “covered employees” as defined in Section 162(m) which, prior to its amendment, included our CEO and three other most highly compensated executive officers (other than our CFO).  An exception to this $1,000,000 deduction limitation was available with respect to compensation that qualified as “performance-based compensation” under Section 162(m), which required compliance with certain requirements set forth in Section 162(m) and the applicable regulations.

As a result of the Tax Cuts and Jobs Act that went into effect on December 22, 2017, this exception for performance-based compensation will not be available for taxable years beginning after December 31, 2017, unless such compensation qualifies for certain transition relief contemplated in the new legislation for certain written contracts in place as of November 2, 2017.  Therefore, certain compensation paid to our covered employees in the future that may have originally been designed with the intent that such amounts qualify as performance-based compensation will not be deductible unless such plans are determined to qualify for transition relief.  Because of ambiguities and uncertainties as to the scope of the transition relief available, no assurance with respect to the deductibility of such compensation can be made at this time. In addition, beginning in 2018, the definition of “covered employees” will include any individual who served as the CEO or CFO at any time during the taxable year and the three other most highly compensated officers (other than the CEO and CFO) for the taxable year, and once an individual becomes a covered employee for any taxable year beginning after December 31, 2016, that individual will remain a covered employee for all future years, including following any termination of employment.

The Compensation Committee continues to retain the discretion not to limit executive compensation to the amount deductible under Section 162(m) of the Code. The Compensation Committee may approve compensation that will not be deductible in order to ensure competitive levels of total compensation for the named executive officers, or for other reasons, if the Compensation Committee determines it is in the best interests of the Company to do so.

Compensation Committee Report

Our Compensation Committee is composed of four independent directors, each of whom meets the independence requirements of NASDAQ listing standards and the rules and regulations of the SEC. The Compensation Committee has reviewed and discussed the CD&A section of this Proxy Statement with management. Based on such review and discussion, the Compensation Committee has recommended to the Board that the CD&A section be included in this Proxy Statement.

THE COMPENSATION COMMITTEE:

James B. Hawkins

Gregory J. Kozicz

Michael E. Pegram

Roger P. Wagner

Notwithstanding anything to the contrary herein, the report of the Compensation Committee included in this Proxy Statement shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of our named executive officers for the fiscal years ended December 31, 2015, 2016 and 2017.

Name and Principal Position	Year	Salary ($)	Bonus($)(1)	Stock Awards($)(2)	Non-Equity Incentive Plan Compensation($)(3)	All Other Compensation($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(g)	(h)	(i)
Gary L. Carano	2017	950,000	—	1,900,000	1,102,000	7,660	3,959,660
Chief Executive	2016	750,000	—	902,676	723,750	4,869	2,381,295
Officer	2015	700,000	—	608,668	716,800	7,169	2,032,637

Thomas R. Reeg	2017	850,000	3,000,000	3,105,000	986,000	3,030	7,944,030
President and	2016	650,000	—	651,930	501,800	7,498	1,811,228
Chief Financial Officer	2015	550,000	450,000	318,822	352,000	15,587	1,686,409

Anthony L. Carano	2017	575,000	—	975,000	667,000	5,505	2,222,505
Exec. Vice President	2016	400,000	—	240,710	193,000	2,669	836,379
and Chief Operating Officer	2015	333,333	—	197,091	243,200	2,089	775,713

Edmund L. Quatmann, Jr.	2017	350,000	500,000	200,000	204,015	989,116	2,243,131
Exec. Vice President,	2016	—	—	—	—	—	—
Chief Legal Officer and Secretary	2015	—	—	—	—	—	—

(1)

In 2017, Mr. Reeg received a $3,000,000 special cash bonus in connections with the consummation of the acquisition of Isle. In 2015, Mr. Reeg received a $450,000 cash bonus for the consummation of the acquisition of the Reno properties. In 2017, Mr. Quatmann received a $500,000 cash bonus in connection with entering into his employment agreement.

(2)

The RSUs, PSUs and stock option awards represent the aggregate grant date fair value computed in accordance with Accounting Standards Codification 718. For a discussion of valuation assumptions, see Note 12 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10‑K for fiscal year 2017 filed with the SEC on February 27, 2018. The maximum number of PSUs eligible to vest is equal to 200% of the target award. Once PSUs are earned, they vest and become payable at the end of an additional vesting period, which, for PSUs granted in 2015 and 2016, is two years following the one-year performance period. The PSUs awarded in January 2017 are subject to a two-year performance period (2017 and 2018), with a one‑year additional vesting requirement, resulting in a total vesting period of three years from the grant date.  Performance achievement over the two-year performance period is measured by averaging the level of achievement attained during each of 2017 and 2018.  PSUs are earned as follows: 50% of the target number of PSUs will be earned at threshold performance, 100% of the target number of PSUs will be earned at target performance, and up to 200% of the target number of PSUs will be earned at maximum performance. No award is earned if performance falls below the threshold level.  Following the end of the applicable performance period, the vesting of earned PSUs is subject to an additional one-year service condition. The PSUs granted in 2015 were deemed to be achieved in 2016 at 135% of target based upon our performance in 2015. The PSUs granted in 2016 were deemed to be achieved in 2017 at 96.5% of target based upon our performance in 2016.

(3)	Amounts shown for 2015, 2016 and 2017 represent the amounts earned under our annual bonus plan for performance during the applicable year.

(4)	All other compensation for 2017 consisted of the following:

Name	Life Insurance Premiums($)	Long-Term Disability($)	Accelerated Stock Award Vesting($)(1)	401(k) Match($)	Estate Planning and Tax Services($)	Relocation Expenses($)(2)	Total($)
Gary L. Carano	1,056	974	—	1,000	4,630	—	7,660
Thomas R. Reeg	1,056	974	—	1,000	—	—	3,030
Anthony L. Carano	1,056	974	—	—	3,475	—	5,505
Edmund L. Quatmann, Jr.	616	568	985,974	—	—	1,958	989,116

(1)	Represents the incremental value attributable to the accelerated vesting of Mr. Quatmann’s Isle RSUs and PSUs in connection with the closing of the Isle of Capri transaction.
(2)	As an inducement to join the Company after the Isle acquisition, Mr. Quatmann was reimbursed for hotel and rental car expenses to assist in moving to Reno, Nevada.

Grant of Plan Based Awards Table

The following table sets forth information regarding the grant of plan‑based awards made during 2017 to the named executive officers.

		Estimated possible payouts under non-equity incentive plan awards(1)			Estimated possible payouts under equity incentive plan awards			All other stock awards: Number of shares of stock	Grant date fair value of stock
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or units (#)	awards (2)($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)
Gary L. Carano	N/A	475,000	950,000	1,900,000
Time-based	1/27/2017							58,623	908,657
Performance-based	1/27/2017				29,312	58,623	117,246		908,657
Thomas R. Reeg	N/A	425,000	850,000	1,700,000
Time-based	1/27/2017							34,094	528,457
Performance-based	1/27/2017				17,047	34,094	68,188		528,457
Time-based	5/19/2017							25,377	499,927
Time-based	11/15/2017							56,121	1,627,509
Anthony L. Carano	N/A	287,500	575,000	1,150,000
Time-based	1/27/2017							17,741	274,986
Performance-based	1/27/2017				8,871	17,741	35,482		274,986
Time-based	11/15/2017							14,965	433,985
Edmund L. Quatmann, Jr	N/A	87,500	175,000	350,000
Time-based	5/3/2017							10,558	206,409

(1)

See the 2017 ‘Non‑Equity Incentive Plan Compensation’ column of the “Summary Compensation Table” for the actual annual cash bonus paid to the named executive officers in 2018 in respect of performance for 2017.

(2)

Represents the aggregate grant date fair value of RSUs and PSUs granted during 2017 computed in accordance with ASC 718. The maximum payout for the PSUs is 200% of the target award. Once the PSUs have been earned based on performance, they will vest and become payable at the end of the additional one-year vesting period. At the grant date, we believed that it was probable that the performance criteria would be met at target level and that each individual would remain employed through the end of the additional one-year, service-based vesting period. Accordingly, the full value of awards granted has been included at 100% of target.

Narrative Disclosure to Summary Compensation Table and Grants of Plan‑Based Awards Table

On September 29, 2014, the Company entered into employment agreements with each of Messrs. Gary L. Carano, Thomas R. Reeg and Anthony L. Carano.  On May 3, 2017, the Company entered into an employment agreement with Mr. Quatmann in connection with the closing of the Isle transaction.

On January 17, 2018, as part of the Compensation Committee’s ongoing holistic review of the Company’s executive compensation programs, the Company entered into an amended and restated employment agreement with each of Gary L. Carano, Thomas R. Reeg, and Anthony L. Carano and Edmund L. Quatmann, Jr. (the “Amended Agreements”).  The Compensation Committee’s review focused in part on the Company’s acquisition of Isle of Capri and the Compensation Committee’s desire to harmonize employment and compensation arrangements across the two companies as integration continued to progress.

Each of the Amended Agreements is generally consistent with the applicable name executive officer’s original employment agreement and reflects the executive’s current compensation level (e.g., current salary, target bonus opportunity etc.)  The Amended Agreements contain changes to the executives’ change in control severance entitlements, which include (i) an increase in the applicable executive’s severance multiplier (from 2.0 to 2.99 for Gary L. Carano and from 1.5 to 2.0 for Thomas R. Reeg, Anthony L. Carano and Edmund L. Quatmann) and (ii) the elimination of the Company’s obligation to provide the applicable executive with up to 12 (or, in the case of Gary L. Carano, 18) months of outplacement services.

Each executive is entitled to three weeks paid vacation and reimbursement of certain expenses, including up to a maximum of $3,000 for an annual executive physical program and reasonable financial planning, estate planning and tax preparation fees up to an annual maximum of $10,000 for Gary L. Carano and up to an annual maximum of $6,750 for the other executives.

Messrs. Gary L. Carano, Reeg and Anthony L. Carano’s Employment Agreements terminate on September 29, 2018, with automatic one year renewals unless a notice of non‑renewal is provided by either party at least three months before the scheduled renewal date. Mr. Quatmann’s Employment Agreement is scheduled to terminate on May 3, 2020, with automatic one year renewals unless a notice of non‑renewal is provided by either party at least three months before the scheduled renewal date. If a “change in control” (as defined in the applicable employment agreement) occurs during the term of the named executive officer’s employment agreement, the term of such employment agreement will be extended to the second year following such change of control, subject to automatic renewal for subsequent periods.

In the event of a termination of Gary L. Carano’s employment without “cause” or if Mr. Gary L. Carano terminates his employment for “good reason” (each as defined in Mr. Gary L. Carano’s Amended Agreement), Mr. Gary L. Carano would be entitled to receive (i) a lump‑sum payment equal to 1.5 times the sum of his base salary and annual incentive award target, or 2.99 times such amount in the event of such a termination within two years following a change in control, (ii) a lump‑sum payment of a prorated portion of his actual annual incentive award for the year of termination, if any, or a prorated portion of his annual incentive award at target level in the event of such a termination within two years following a change in control, (iii) a lump‑sum payment equal to 18 months of health benefits coverage, or 24 months if such a termination is within two years following a change in control, and (iv) if such termination is not in connection with a change in control, outplacement services for no more than 18 months and in an amount not to exceed $15,000 in the aggregate.

With respect to each of the other executives, in the event that the we terminate the executive’s employment without “cause” or if such other executive terminates his employment for “good reason” (each as defined in the applicable executive’s Amended Agreement), such executive would be entitled to receive (i) his unpaid salary, accrued and unused vacation, and unreimbursed business expenses through the date of termination (the “Accrued Rights”), (ii) a lump‑sum payment equal to 1.0 times the sum of such executive’s base salary and annual incentive award target (or 2.0 times such amount in the event of such a termination within two years following a change in control), (iii) a lump‑sum payment of a prorated portion of such executive’s actual annual incentive award for the calendar year that includes the date of the termination, if any, or a prorated portion of such executive’s annual incentive award  at target level  in the event of such a termination within two years following a change in control, (iv) a lump‑sum payment equal to 12 months of health benefits coverage (or 18 months if such a termination is within two years following a change in control), and (v) if such termination is not in connection with a change in control, outplacement services for no more than 12 months and in an amount not to exceed $10,000.

The Amended Agreements include non-competition and non-solicitation provisions that apply for 12 months (18 months for Mr. Gary L. Carano) following the executive’s termination of employment.

Outstanding Equity Awards at Fiscal Year‑End Table

The table below shows outstanding equity awards held by the named executive officers as of December 31, 2017.

	Option awards							Stock awards
Name(2)	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value shares or units of stock that have not vested (#)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)
Gary L. Carano						101,948	(1)	3,379,576
						75,517	(2)	2,503,389
						40,440	(3)	1,340,586
						41,907	(4)	1,389,217
									63,313	(5)	2,098,821
						58,623	(6)	1,943,352

Thomas R. Reeg						53,401	(1)	1,770,243
						39,556	(2)	1,311,281
						29,207	(3)	968,212
						30,266	(4)	1,003,318
									36,822	(5)	1,220,633
						34,094	(6)	1,130,216
						25,377	(7)	841,248
						56,121	(8)	1,860,411

Anthony L. Carano						36,896	(1)	1,223,102
						21,576	(2)	715,244
						10,784	(3)	357,490
						11,175	(4)	370,451
									19,160	(5)	635,163
						17,741	(6)	588,114
						14,965	(8)	496,090
Edmund L. Quatmann, Jr.	46,402			$9.08	4/27/2022	10,558	(9)	349,998
	44,211			$8.96	4/25/2023
	22,520			$15.61	4/24/2024

(1)	Represents PSUs at 135% of target and valued at $33.15 per share, which was our closing stock price as of December 29, 2017. These PSUs vested on January 1, 2018.
(2)	Represents time‑based RSUs valued at $33.15 per share, which was our closing stock price as of December 29, 2017. These RSUs vested on January 23, 2018.
(3)	Represents PSUs at 96.5% of target and valued at $33.15 per share, which was our closing stock price as of December 29, 2017. These PSUs are eligible to vest on January 1, 2019.
(4)	Represents time‑based RSUs valued at $33.15 per share, which was our closing stock price as of December 29, 2017. These RSUs are eligible to vest on January 22, 2019.
(5)

Represents 50% of the 2017 PSUs at 100% of target and 50% at 116% of target valued at $33.15 per share, which was our closing stock price as of December 29, 2017. These PSUs are eligible to vest on January 1, 2020.

(6)	Represents time‑based RSUs valued at $33.15 per share, which was our closing stock price as of December 29, 2017. These RSUs are eligible to vest on January 27, 2020.
(7)	Represents time‑based RSUs valued at $33.15 per share, which was our closing stock price as of December 29, 2017. These RSUs are eligible to vest on May 19, 2018.
(8)	Represents time‑based RSUs valued at $33.15 per share, which was our closing stock price as of December 29, 2017. These RSUs are eligible to vest on November 15, 2018.
(9)	Represents time‑based RSUs valued at $33.15 per share, which was our closing stock price as of December 29, 2017. These RSUs vested on January 1, 2018.

2017 Option Exercises and Stock Vested Table

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)
(a)	(b)	(c)	(d)	(e)
Edmund L. Quatmann, Jr.	—	—	70,852	1,385,157
(1)	Value realized was computed by multiplying the number of shares vested by the closing price of a share of Common Stock on May 3, 2017, the day the shares vested.

Potential Payments upon Termination or Change in Control Table

The following table describes and quantifies certain compensation that would become payable under existing agreements, plans and arrangements, with named executive officers, if the triggering event occurred on December 31, 2017, given compensation levels as of such date and, if applicable, based on our closing stock price on that date.

Name	Compensation Components	Voluntary($)	Involuntary With Cause($)	Involuntary Without Cause For Good Reason($)		Death($)		Disability($)		Change in Control($)(10)	Change in Control with Termination($)
Gary L. Carano	Cash Severance	—	—	2,527,000	(2)	1,102,000	(1)	1,102,000	(1)	—	3,002,000	(6)
	Other Benefits	—	—	23,121	(2)	1,000,000	(7)	5,414	(4)	—	30,829	(6)
	Restricted Stock Units(8)	12,548,102	—	12,548,102		12,548,102		12,548,102		12,548,102	12,548,102
TOTAL		12,548,102	—	15,098,223		14,650,102		13,655,516		12,548,102	15,580,931

Thomas R. Reeg	Cash Severance	—	—	1,836,000	(3)	986,000	(1)	986,000	(1)	—	2,261,000	(5)
	Other Benefits	—	—	26,190	(3)	1,000,000	(7)	16,190	(4)	—	39,285	(5)
	Restricted Stock Units(8)	6,968,724	—	6,968,724		6,968,724		6,968,724		6,968,724	6,968,724
TOTAL		6,968,724	—	8,830,914		8,954,724		7,970,914		6,968,724	9,269,009

Anthony L. Carano	Cash Severance	—	—	1,242,000	(3)	667,000	(1)	667,000	(1)	—	1,529,500	(5)
	Other Benefits	—	—	27,417	(3)	1,000,000	(7)	17,417	(4)	—	41,125	(5)
	Restricted Stock Units(8)	3,128,463	—	3,128,463		3,128,463		3,128,463		3,128,463	3,128,463
TOTAL		3,128,463	—	4,397,880		4,795,463		3,812,880		3,128,463	4,699,088

Edmund L. Quatmann, Jr.	Cash Severance	—	—	729,015	(3)	204,015	(1)	204,015	(1)	—	991,515	(5)
	Other Benefits	—	—	27,468	(3)	1,000,000	(7)	17,468	(4)	—	41,203	(5)
	Options(9)	2,581,361	—	2,581,361		2,581,361		2,581,361		2,581,361	2,581,361
	Restricted Stock Units(8)	349,997	—	349,997		349,997		349,997		349,997	349,997
TOTAL		2,931,358	—	3,687,841		4,135,373		3,152,841		2,931,358	3,964,076

(1)

Amount represents (i) unpaid base salary, accrued and unused vacation, and unreimbursed business expenses through the date of termination (the “Accrued Rights”) and (ii) the annual incentive award earned and approved to be paid with respect to a fiscal period completed prior the date of termination, which has not yet been paid.

(2)

Amount represents (i) Accrued Rights, (ii) a lump‑sum payment equal to 1.5 times the sum of the executive’s base salary and target annual incentive award, (iii) a lump‑sum payment equal to 18 months of health benefits coverage, and (iv) outplacement services for no more than 18 months in an amount not to exceed $15,000.

(3)

Amount represents (i) Accrued Rights, (ii) a lump‑sum payment equal to 1.0 times the sum of the executive’s base salary and target annual incentive award, (iii) a lump‑sum payment equal to 12 months of health benefits coverage, and (iv) outplacement services for no more than 12 months and in an amount not to exceed $10,000.

(4)	Amount represents a lump‑sum payment equal to 12 months of health benefits coverage.
(5)

Amounts represent (i) Accrued Rights, (ii) lump‑sum payment equal to 1.5 times the sum of the executive’s base salary and target annual incentive award, and (iii) lump‑sum payment equal to 18 months of health coverage and (iv) outplacement services for no more than 18 months in an amount not to exceed $15,000, assuming the executive’s employment was terminated by us without “cause” or by the executive with “good reason” as of December 31, 2017, and that a “change in control” (as defined in the employment agreements) occurred within two years prior to such termination. If such termination had occurred as of the date of this proxy statement, the amount referred to in subsection (i) would be equal to 2.0 time such amount, and he would not be entitled to receive the benefits described in subsection (iv), in each case per the terms of the applicable executive’s current employment agreement.

(6)

Amounts represent (i) Accrued Rights, (ii) lump‑sum payment equal to 2.0 times the sum of the executive’s base salary and target annual incentive award, and (iii) lump‑sum payment equal to 24 months of health coverage and (iv) outplacement services for no more than 24 months in an amount not to exceed $20,000, assuming Mr. Gary L. Carano’s employment was terminated by the us without “cause” or by the executive with “good reason” as of December 31, 2017, and that a “change in control” (as defined in the employment agreement) occurred within two years prior to such termination. If such termination had occurred as of the date of this proxy statement, the amount referred to in subsection (i) would be equal to 2.99 time such amount, and he would not be entitled to receive the benefits described in subsection (iv), in each case per the terms of Mr. Gary L. Carano’s current employment agreement.

(7)	Amount represents, in the event of death, a life insurance policy specified per the terms of the employment agreement or benefit policy as approved by the Compensation Committee.
(8)

Amount represents the value of restricted stock units that would have vested in connection with the applicable triggering event, based on the closing market price of our common stock on December 29, 2017 of $33.15.

(9)	Amount represents the value of vested stock options, based on the closing market price of our common stock on December 29, 2017 of $33.15, less the applicable exercise price.
(10)

Assumes that all RSUs and PSUs vest upon the consummation of a “change in control”, with PSUs vesting at target level with respect to any performance period which has not yet been completed.  “Change in Control” is generally defined as (i) an acquisition of more than 50% of the shares of our common stock by an unaffiliated party, (ii) a majority change in the Board’s composition that is not approved by existing directors, (iii) a merger or similar event where our shareholders cease to be the majority owners of the resulting entity or our Board ceases to constitute a majority of the resulting entity Board, or (iv) shareholder approval of a complete liquidation or our dissolution.

Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of Mr. Gary L. Carano, our Chairman and Chief Executive Officer, and the annual total compensation of all of our employees. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

To determine the median of the total annual compensation of all of our employees, we utilized the following methodology:

We identified our employee population as of December 31, 2017 which consisted of approximately 12,638 employees as reflected in our internal payroll records. This population included full-time, part-time and seasonal employees employed by us on that date. We did not exclude any employees from this population.

To identify our median employee from this population, we used cash compensation paid during 2017, consisting of base cash salary for salaried employees and cash compensation paid at the applicable hourly rate for non-salaried employees, plus bonus payments, other cash-based wages and matching contributions to the employees’ 401k plan account for all employees. Certain of our non-salaried employees also may receive tip income, which we excluded for purposes of determining the median employee.

After identifying the median employee, we calculated the median employee’s annual total compensation in the same manner as we calculated Mr. Gary L. Carano’s compensation as shown in the “Total” column of the Summary Compensation Table, resulting in an annual total compensation f of $26,312.  Mr. Gary L. Carano’s annual total compensation was $3,959,660, as reported in the “Total” column of the Summary Compensation Table included in this Proxy Statement. Based on this information, for 2017 the ratio of the annual total compensation of Mr. Gary L. Carano to the annual total compensation of the median employee was 150 to 1.

Because the SEC rules for identifying the median employee of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies may utilize different methodologies in calculating their pay ratios.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Board has selected the firm of Ernst & Young LLP (“EY”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017, subject to ratification by the stockholders.

The following table presents fees incurred for professional services rendered by EY to us during the years ended December 31, 2017 and 2016.

	2017	2016
Audit fees(a)	$4,009,500	$2,530,372
Audit-related fees(b)	1,125,216	679,236
Tax fees(c)	775,326	342,700
Total Fees	$5,910,042	$3,552,308

(a)

Audit fees for 2017 and 2016 represent audit fees and related expenses for professional services rendered for the audit of our annual consolidated financial statements included in our Annual Report on Form 10-K, the review of our quarterly financial statements included in our Quarterly Reports on Form 10‑Q, or reports provided by us to the trustee and holders of our senior notes and the audit of our internal control over financial reporting. Audit fees also represent fees for professional services rendered for statutory and subsidiary audits, as well as additional services related to the Isle of Capri transaction.

(b)

Audit‑related fees for 2017 and 2016 represent fees related to audits of our employee benefit plans, and certain procedures related to various purchase accounting matters and debt refinancing related to the Isle of Capri transaction.

(c)	The tax fees for 2017 and 2016 represent fees for tax compliance and other services related to the Isle of Capri transaction.

The services provided by EY were approved in advance by our Audit Committee.

The Audit Committee’s charter provides for the pre‑approval of audit and non‑audit services performed by our independent registered public accounting firm. Under the charter, the Audit Committee may pre‑approve specific services, including fee levels, by the independent registered public accounting firm in a designated category (audit, audit‑related, tax services and all other services). The Audit Committee may delegate, in writing, this authority to one or more of its members, provided that the member or members to whom such authority is delegated must report their decisions to the Audit Committee at its next scheduled meeting. All audit, tax and other services provided by EY are pre‑approved by the Audit Committee.

It is expected that a member of EY will be present at the Annual Meeting, will have an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2018.

Report of the Audit Committee

The purpose of the Audit Committee is to oversee our accounting and financial reporting processes and our consolidated financial statements. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are “independent,” as required by applicable listing standards of NASDAQ and the Sarbanes‑Oxley Act of 2002 and the rules promulgated thereunder. The Audit Committee operates pursuant to an Audit Committee Charter that was adopted in September 2014. As set forth in the Audit Committee Charter, our management is responsible for the preparation, presentation and integrity of our consolidated financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining our accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the U.S. In addition, our independent registered public accounting firm expresses an opinion on the effectiveness of our internal controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

As part of its responsibility to monitor and oversee our internal controls over financial reporting the Audit Committee received and reviewed periodic reports and updates from our management and our independent registered public accounting firm on our compliance with our obligations relating to documenting and testing its internal controls over financial reporting. The Audit Committee also discussed with management, and our independent registered public accounting firm, management’s assessment of the effectiveness of our internal controls over financial reporting, which was included in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2017.

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and our independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 61, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence, including the PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, as currently in effect, and has discussed with the independent registered public accounting firm that firm’s independence.

Our members of the Audit Committee are not full‑time employees and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our consolidated financial statements has been carried out in accordance with the audit standards of the PCAOB, that the consolidated financial statements are presented in accordance with generally accepted accounting principles or that our independent registered public accounting firm is in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board the audited consolidated financial statements be included in our Annual Report on Form 10‑K for the year ended December 31, 2017.

Submitted by the Audit Committee of our Board,

David P. Tomick (Chairman)

Bonnie Biumi

James B. Hawkins

Michael E. Pegram

PROPOSAL 3

APPROVAL AND ADOPTION OF AN AMENDMENT TO THE RESTATED

CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF

SHARES OF COMMON STOCK

In February 2018, the Board of Directors approved and adopted an amendment (the “Common Stock Amendment”) to the Company’s Restated Certificate of Incorporation, subject to approval and adoption by the Company’s stockholders. The Common Stock Amendment, which is attached to this proxy statement as Appendix A, increases the total number of authorized shares of common stock from 100,000,000 shares to 200,000,000 shares.

The Company is currently authorized to issue 100,000,000 shares of common stock. As of ____, 2018, the Company had [____] shares of common stock issued and outstanding, exclusive of [_______] restricted stock units and options to purchase an additional [______] shares of common stock issuable upon the exercise of outstanding options.

Reasons for the Proposal

Because the Common Stock Amendment would make additional shares available for acquisitions and development of other gaming opportunities, equity financing, stock dividends, present and future employee benefit programs and other corporate purposes, the Board of Directors believes its adoption is in the best interests of the Company and its stockholders. The availability of additional authorized shares would permit the Company to pursue acquisition opportunities and otherwise undertake the foregoing actions without the delay and costs associated with holding a special meeting of stockholders to obtain approval if approval was not otherwise required pursuant to applicable listing standards or applicable law. The Company has no current plans or proposals to use the newly authorized shares for acquisition transactions or development opportunities, equity financing, stock dividends, present and future employee benefit programs or other corporate purposes.

The additional shares of stock for which authorization is sought would be identical in all respects to the shares of our stock now authorized, having the same par value, voting rights and rights to dividends and other distributions.

Effects of the Proposal

An increase in the number of authorized shares of common stock would not, in itself, have any effect on the rights of the Company’s equityholders, and the relative rights and limitations of common stockholders would remain unchanged under the Common Stock Amendment.

Nevertheless, stockholders of the Company do not currently possess, nor upon the adoption of the proposed amendment will they acquire, preemptive rights entitling them, as a matter of right, to subscribe for the purchase of any shares, rights, warrants or other securities or obligations convertible into, or exchangeable for, securities of the Company. To the extent that additional authorized shares of our stock are issued in the future, such issuance may decrease existing stockholders’ percentage equity ownership in the Company and, depending on the price of issuance, could be dilutive to existing stockholders.

The Common Stock Amendment will become effective upon the filing of the amendment with the Secretary of State of the State of Nevada. We currently plan to file the Common Stock Amendment promptly after the annual meeting if this proposal is approved by stockholders holding the majority of the voting power of the outstanding shares of our Common Stock as of the record date.

THE BOARD HAS UNANIMOUSLY APPROVED THE COMMON STOCK AMENDMENT AND UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE COMMON STOCK AMENDMENT

PROPOSAL 4

ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Pursuant to the Dodd‑Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, we are providing our stockholders the opportunity to vote to approve, on an advisory, non‑binding basis, the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say‑on‑pay,” gives stockholders the opportunity, on an advisory basis, to approve, reject or abstain from voting with respect to such proposal. The Dodd‑Frank Wall Street Reform and Consumer Protection Act of 2010 also requires that stockholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years (commonly referred to as “say-when-on-pay”). At the Company’s 2015 Annual Meeting, our stockholders approved, on an advisory basis, to conduct “say‑on‑pay” votes on an annual basis. Therefore, unless and until our Board decides otherwise, we will continue to hold say-on-pay votes on an annual basis (with the next such vote occurring at the 2019 Annual Meeting), and the next say-when-on-pay vote will occur no later than the Company’s 2021 Annual Meeting, as this vote is required to be held at least once every six years.

Our executive compensation program is designed to enhance stockholder value by focusing on the specific performance metrics that drive enterprise value; attract, motivate and retain highly‑qualified executives committed to the Company’s long‑term success; and provide competitive salaries relative to their peers and actual performance. To that end, we provide a program of cash and equity‑based awards to promote executive continuity, to align the interests of the Company’s executives with those of our stockholders and to reward executives for superior performance, as measured by both financial and nonfinancial metrics.

We urge stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 13, which describes the Company’s executive compensation programs and the decisions made by the Compensation Committee and the Board of Directors with respect to the year ending December 31, 2017.

The Board is asking stockholders to approve the following advisory resolution at the 2018 Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S‑K in the Company’s proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained therein, is hereby approved.”

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions of the Company, the Board or the Compensation Committee; it will not create or imply any change to the fiduciary duties of, or create or imply any additional duties for, the Company, the Board or the Compensation Committee; and it will not restrict or limit the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. Although non‑binding, the Board and the Compensation Committee will review and consider the voting results in their entirety when making future decisions regarding our executive compensation program.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

OTHER MATTERS

Stockholder Proposals for Next Meeting

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), proposals of stockholders intended for inclusion in the proxy statement for the Annual Meeting of Stockholders to be held in 2019 must be received at our executive offices not later than December 31, 2018. Proponents should submit their proposals by Certified Mail‑Return Receipt Requested. Proposals received after that date will be deemed untimely.

To otherwise present a timely proposal or other business for consideration by our stockholders at the 2019 Annual Meeting of Stockholders, pursuant to our bylaws, a stockholder’s written notice must be delivered to or mailed and received at our principal executive offices no earlier than the close of business on February 14, 2019 nor later than the close of business on March 16, 2019, as required under the applicable provisions of our Amended and Restated Bylaws (the “Bylaws”). In addition, not less than sixty days prior to the date of the next meeting of stockholders called for the election of directors (“Election Meeting”), a stockholder who intends to make a nomination of a candidate for election as director of the Company at the Election Meeting shall, as required by our bylaws, deliver to our Secretary a notice setting forth (a) the name, age, business address and the residence address of each nominee proposed in such notice, (b) the principal occupation or employment of such nominee, (c) the number of shares of our capital stock which are beneficially owned by each such nominee, and (d) such other information concerning each such nominee as would be required, under the rules of the SEC, in a proxy statement soliciting proxies for the election of such nominees. Such notice shall include a signed consent of each such nominee to serve as a director of the corporation, if elected. This notice requirement does not apply to stockholder proposals properly submitted for inclusion in our proxy statements in accordance with the rules of the Securities and Exchange Commission and stockholder nominations of director candidates which must comply with the Nominating and Governance Committee Charter described elsewhere in this Proxy Statement.

Notice Regarding Abandoned Property Law of New York State

We have been informed by our transfer agent, Continental Stock Transfer & Trust Company (the “Transfer Agent”), that New York State now requires the Company’s Transfer Agent to report and escheat all shares held by our record stockholders if there has been no written communication received from the stockholder for a period of five years. This regulation pertains specifically to corporate issuers who do not pay dividends and their stockholders with New York, foreign or unknown addresses. The law mandates escheatment of shares even though the certificates are not in the Transfer Agent’s possession, and even though the stockholder’s address of record is apparently correct.

The Transfer Agent has advised us that the law requires the Transfer Agent to search its records as of June 30 each year in order to determine those New York resident stockholders from whom it has had no written communication within the past five years. Written communication would include transfer activity, voted proxies, address changes or other miscellaneous written inquiries. For those stockholders who have not contacted the Transfer Agent in over five years, a first‑class letter must be sent notifying them that their shares will be escheated in November if they do not contact the Transfer Agent in writing prior thereto. All written responses will be entered in the Transfer Agent’s files, but those who do not respond will have their shares escheated. Stockholders will be able to apply to New York State for the return of their shares.

Accordingly, stockholders that may be subject to New York’s Abandoned Property Law should make their inquiries and otherwise communicate, with respect to us, in writing. Stockholders should contact their attorneys with any questions they may have regarding this matter.

Information Accompanying this Proxy Statement

Our Annual Report on Form 10‑K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on February 27, 2018, accompanies this Proxy Statement and is being furnished to each person solicited in connection with the June 20, 2018 annual meeting of our stockholders.

No Other Business

Management is not aware at this date that any other business matters will come before the meeting. If, however, any other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote thereon in accordance with their judgment.

[ ], 2018	ELDORADO RESORTS, INC.

Edmund L. Quatmann, Jr., Secretary

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

For All ☐ Withhold All ☐ For All Except ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1. Election of Directors

Nominees

01 Gary L. Carano
02 Frank J. Fahrenkopf, Jr
03 James B. Hawkins
04 Michael E. Pegram
05 Thomas R. Reeg
06 David P. Tomick
07 Roger P. Wagner
08 Bonnie Biumi
09 Gregory J. Kozicz

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Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000369650_1 R1.0.1.17

ELDORADO RESORTS, INC.  100 WEST LIBERTY ST, SUITE 1150  RENO, NV 89501   VOTE BY INTERNET - www.proxyvote.comUsetheInternettotransmityourvotinginstructionsandforelectronicdeliveryofinformationupuntil11:59P.M.EasternTimethedaybeforethecut-offdateormeetingdate.Haveyourproxycardinhandwhenyouaccessthewebsiteandfollowtheinstructionstoobtainyourrecordsandtocreateanelectronicvotinginstruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIfyouwouldliketoreducethecostsincurredbyourcompanyinmailingproxymaterials,youcanconsenttoreceivingallfutureproxystatements,proxycardsandannualreportselectronicallyviae-mailortheInternet.Tosignupforelectronicdelivery,pleasefollowtheinstructionsabovetovoteusingtheInternetand,whenprompted,indicatethatyouagreetoreceiveoraccessproxymaterialselectronically in future years. VOTE BY PHONE - 1-800-690-6903Useanytouch-tonetelephonetotransmityourvotinginstructionsupuntil11:59P.M.EasternTimethedaybeforethecut-offdateormeetingdate.Haveyourproxy card in hand when you call and then follow the instructions. VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Investor Address Line 1  Investor Address Line 2  Investor Address Line 3  Investor Address Line 4  Investor Address Line 5  John Sample  1234 ANYWHERE STREET  ANY CITY, ON A1A 1A1  For Withhold For All  All All Except  The Board of Directors recommends you vote FOR  the following:  0 0 01. Election of Directors  To withhold authority to vote for anyindividual nominee(s), mark “For AllExcept” and write the number(s) of thenominee(s) on the line below.  Nominees  01  06  Gary L. Carano  David P. Tomick  02  07  Frank J. Fahrenkopf, Jr  Roger P. Wagner  03  08  James B. Hawkins  Bonnie Biumi  04  09  Michael E. Pegram  Gregory J. Kozicz  05 Thomas R. Reeg  The Board of Directors recommends you vote FOR proposals 2, 3 and 4.  2 PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR  THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018  3 PROPOSAL TO APPROVE AND ADOPT AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE  AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.  0 0 For 0 0 Against 00Abstain 4 ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION. 0 0 0 NOTE: SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.   Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5   Please sign exactly as your name(s) appear(s) hereon. When signing as   John Sample   attorney, executor, administrator, or other fiduciary, please give full   1234 ANYWHERE STREET   title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or ANY CITY, ON A1A 1A1 partnership name, by authorized officer.  0000368650_1 R1.0.1.17

ELDORADO RESORTS, INC.
Annual Meeting of Stockholders
June 20, 2018 9:00 AM PST
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Thomas R. Reeg and Edmund L. Quatmann, Jr, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of ELDORADO RESORTS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 09:00 AM, PST on June 20, 2018 at the Eldorado Resort Casino, 345 N. Virginia St. Reno, Nevada 89501, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000368650_2 R1.0.1.17

0000368650_2  R1.0.1.17   Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement are available atwww.proxyvote.com ELDORADO RESORTS, INC. Annual Meeting of StockholdersJune 20, 2018 9:00 AM PSTThis proxy is solicited by the Board of Directors Thestockholder(s)herebyappoint(s)ThomasR.ReegandEdmundL.Quatmann,Jr,oreitherofthem,asproxies,eachwiththepowertoappoint(his/her)substitute,andherebyauthorizesthemtorepresentandtovote,asdesignatedonthereversesideofthisballot,allofthesharesofCommonstockofELDORADORESORTS,INC.thatthestockholder(s)is/areentitledtovoteattheAnnualMeetingofstockholder(s)tobeheldat09:00AM,PSTonJune20,2018attheEldoradoResortCasino,345N.VirginiaSt.Reno,Nevada89501,andany adjournment or postponement thereof. Thisproxy, whenproperlyexecuted, willbevotedinthemannerdirectedherein.Ifnosuchdirectionismade, thisproxywillbevoted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on < June 20, 2018 . Meeting Information ELDORADO RESORTS, INC. Meeting Type: Annual Meeting For holders as of: April 23, 2018 B Date: June 20, 2018 Time: 9:00 < AM PDT A Location: Eldorado Resort Casino R 345 N. Virginia St C Reno, Nevada 89501 O D E You are receiving this communication because you hold ELDORADO RESORTS, INC. shares in the above named company. 100 WEST LIBERTY ST, SUITE 1150 RENO, NV 89501 this is not a ballot.  You cannot use this notice to vote these shares.  This communication presents only an Investor Address Line 1 overview of the more complete proxy materials that are 15 12 1 available to you on the Internet.  You may view the proxy Investor Address Line 2    Investor Address Line 3 OF materials online at www.proxyvote.com or easily request a 17 Investor Address Line 4 paper copy (see reverse side). 1 . 0 Investor Address Line 5 2 . R1 John Sample We encourages you to access and review all of the important  1234 ANYWHERE STREET information contained in the proxy materials before voting. 1 ANY CITY, ON  A1A 1A1 _ 0000368649 Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence #

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. How To Vote 0000368649_2 R1.0.1.17 1. Annual Report 2. Notice & Proxy Statement Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 06, 2018 to facilitate timely delivery. Please Choose One of the Following Voting Methods Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. 0000368649_2 R1.0.1.17 Internal Use Only

The Board of Directors recommends you vote  FOR the following:   1. Election of Directors  Nominees  01  06  Gary L. Carano  David P. Tomick  02  07  Frank J. Fahrenkopf, Jr 03  Roger P. Wagner 08  James B. Hawkins  Bonnie Biumi  04  09  Michael E. Pegram  Gregory J. Kozicz  05 Thomas R. Reeg   The Board of Directors recommends you vote FOR proposals 2, 3 and 4.   2  PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR  THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018   3  PROPOSAL TO APPROVE AND ADOPT AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE  AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.   4  ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.   NOTE: SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.   0000368649_3  R1.0.1.17

Reserved for Broadridge Internal Control Information  NAME  THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345  . 17 . 1 . 0     R1 _ 4 0000368649 Broadridge Internal Use Only Job # THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE Envelope # Sequence # # of # Sequence #